As filed with the Securities and Exchange Commission on November 4, 2005

                          Reg. No. ______________

                 U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549
                                FORM SB-2
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                          Renewable Assets, Inc.
             ----------------------------------------------
             (Name of Small Business Issuer in its Charter)

      Delaware                         8741                 20-0858618
------------------------        -----------------        ----------------
(State of Incorporation)        (Primary Standard        (I.R.S. Employer
                                   Industrial             Identification
                                 Classification)            Code Number)

7040 W. Palmetto Park Road, Bldg. 4, No. 572,
        Boca Raton, Florida 33433                         (561) 488-9938
---------------------------------------------           ------------------
(Address of principal executive offices                 (Telephone Number)
  and principal place of business)

                            Alfred M. Schiffrin
                          Chief Executive Officer
                          Renewable Assets, Inc.
               7040 W. Palmetto Park Road, Bldg. 4, No. 572
                         Boca Raton, Florida 33433
                              (561) 488-9938
         ---------------------------------------------------------
         (Name, address and telephone number of agent for service)

                                 Copy to:
                       Eugene Michael Kennedy, Esq.
                Law Office of Eugene Michael Kennedy, P.A.
                        517 Southwest First Avenue
                      Fort Lauderdale, Florida 33301
                              (954) 524-4155

   Approximate date of proposed sale to the public: December 15, 2005 from time to time after the date this registration statement becomes effective.

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                      CALCULATION OF REGISTRATION FEE

                                                          Proposed        Proposed maximum
Title of each class of        Shares/Warrants to be       maximum        aggregate offering      Amount of
securities to be registered        registered          offering price       price(1)(2)       registration fee
---------------------------   ---------------------    --------------    ------------------   ----------------

Common Stock and Warrants     1,000,000 Shares           $    0.25         $   250,000           $   29.43
Comprising 1,000,000 Units    5,000,000 Class "A"
                                Warrants

Common Stock Underlying
     Class "A" Warrants       5,000,000 Shares           $    0.50         $ 2,500,000           $  294.25

--------------------------------------------------------------------------------------------------------------
Gross Proceeds to
     Issuer                  (6,000,000 Shares)                            $ 2,750,000
--------------------------------------------------------------------------------------------------------------

Common Stock -
     Selling Shareholders     3,014,350 Shares           $    1.00 (1)     $ 3,014,350           $  354.79

--------------------------------------------------------------------------------------------------------------
Total Registration Fee        9,014,350 Shares and
                              5,000,000 Class "A"
                                 Warrants                                                        $  678.47
--------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and represents the offering price of the Units, comprised of one (1) presently unissued share of Common Stock and five (5) Class "A" Common Stock Purchase Warrants per Unit, the exercise price of the Class "A" Common Stock Purchase Warrants being offered by the Company and the arbitrary estimated selling price to be realized hypothetically by the Selling Shareholders.

(2) 3,014,350 shares being offered by this prospectus, are currently outstanding and are being offered for resale by selling stockholders and 5,000,000 shares are presently unissued shares which will be offered for resale upon their exercise by the purchasers of the callable Unit Warrants which are being offered by the Company. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon exercise of the Warrants; as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

PROSPECTUS

                     RENEWABLE ASSETS, INC.

   1,000,000 Units Comprised of One (1) Share of Common Stock and Five (5) Class "A" Common Stock Purchase Warrants per Unit
                               and
                3,014,350 Shares of Common Stock

This prospectus relates to the sale of:

     a. 1,000,000 Units @$0.25 per Unit, on a "best- efforts, no minimum basis" by management, each Unit consisting of:

       i. Five (5) Class "A" Common Stock Purchase Warrants ("Warrants") - Each of which is exercisable, at any time prior to their termination two years from the Effective Date of the Offering, in exchange for one (1) share of Common Stock at the Exercise Price of $0.50 per share; an aggregate of 5,000,000 Shares; and

      ii. One  (1)  share  of   Common  Stock;  an  aggregate  of
          1,000,000 shares.

     b. 3,014,350 currently outstanding shares of Common Stock, comprising all of the Company's issued and outstanding capital stock, owned by International Imaging Systems, Inc., ("IIS") which are being distributed to the beneficial shareholders of IIS as of the effective date of this Registration Statement.

     c. 5,000,000 shares of our Common Stock issuable upon the exercise of the Class "A" Warrants in the Units being offered by this prospectus.

For a list of the selling stockholders, please see "Selling Stockholders." We are selling 1,000,000 shares of Common Stock and 5,000,000 Warrants within the Units in this offering and will receive the proceeds from the sale of the Units, if any, as well as the exercise price of the Warrants if and when the purchasers or subsequent holders of the Warrants exercise the Class "A" Warrants. We will pay the expenses of registering the Warrants and all of these shares.

As of the date of this Prospectus our Common Stock is not being traded. The shares of Common Stock and the Warrants included in this prospectus may be offered and sold directly by the Unit purchasers, Warrantholders and the Selling Stockholders in the open market, when, as and if an active market in our securities is made by one or more registered market makers, at prevailing prices or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. We will not control or determine the price at which a warrantholder or selling stockholder decides to sell its Warrants or shares. Brokers or dealers effecting transactions in these securities should confirm that they are registered under applicable state law or that an exemption from registration is available.

Our  principal executive offices are located at 7040 W. Palmetto
Park Road,Bldg. 4, No. 572, Boca Raton, Florida 33433, and our telephone number is (561) 488-9938.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK
You should understand the risks associated with investing in the Units and our Common Stock. Before making an investment, read the "Risk Factors," which begin on page 8 of this prospectus.

The price of the Units being offered, as well as the Exercise Price of the Class "A" Warrants, have all been arbitrarily determined by us, without any relationship to any generally accepted criteria of value, including but not limited to book value.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Subject to completion, dated _______________________, 2005.

Renewable Assets, Inc., 7040 W. Palmetto Park Road, Bldg. 4,  No.
572, Boca Raton, FL 33433, (561) 488-9938.



                        TABLE OF CONTENTS


                                                             Page

Prospectus Summary..........................................  5
Risk Factors................................................  8
Forward-Looking Statements..................................  12
Use of Proceeds.............................................  13
Market Price of Common Stock and Other
  Shareholder Matters.......................................  14
Management's Discussion and Analysis or
  Plan of Operation.........................................  14
Business....................................................  17
Directors, Executive Officers, Promoters and
  Control Persons...........................................  19
Executive Compensation......................................  20
Security Ownership of Certain Beneficial Owners and
  Management................................................  20
Selling Stockholders........................................  21
Plan of Distribution........................................  24
Certain Relationships and Related Transactions..............  25
Description of Securities...................................  26
Interests of Named Experts and Counsel......................  28
Disclosure of Commission Position of Indemnification for
  Securities Act Liabilities................................  28
Legal Matters...............................................  28
Where You Can Find More Information.........................  28
Index to Financial Statements...............................  30
Exhibits....................................................  62



You may rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in the Units or our Common Stock. Read the entire prospectus before making an investment decision. Throughout this prospectus, the terms "we," "us," "our," RAI" and "our Company" refer to Renewable Assets, Inc., a Delaware corporation.


BACKGROUND

We are in the development stage. We were incorporated by International Imaging Systems, Inc. ("IIS"), in the State of Delaware on December 12, 2003, to continue to pursue the line of business of our parent, IIS, that consists of marketing pre-owned, brand-name photocopy machines as agent for an unaffiliated office furniture company, Office Furniture Warehouse, Inc. On December 22, 2003, International Imaging Systems assigned to us that line of business and a related marketing services agreement with Office Furniture Warehouse without consideration and without any operations funding by IIS at the time of the contract assignment or since other than some legal and accounting expenses. We continue to be engaged in that enterprise albeit restricted by our limited resources.

In order to expand our business, we have been exploring the marketing of other products, including new and pre-owned items of office equipment other than photocopy machines, such as office furniture, home furnishings and appliances, and purchase and resale of such items as principal at risk, but our limited resources to date have proved an inhibiting factor. We are also considering other means of expanding our business, perhaps through acquisition, which may entail the issuance of additional shares of our Common Stock, but we have no current plans to do so. Any such acquisition would be made in compliance with applicable Federal and state securities and corporate law, and, depending upon the proposed structure of the transaction, submission of information to shareholders regarding such an acquisition prior to consummation, as well as shareholder approval thereof, may not be required.

Our principal executive offices are located at 7040 W. Palmetto Park Road, Bldg. 4, No. 572, Boca Raton, FL 33433. There is no public trading market for our Common Stock or for the Class "A" Common Stock Purchase Warrants comprising the Units in the offering.

HISTORY


The Company was formed by and as a wholly-owned subsidiary of International Imaging Systems, Inc. On April 13, 2004, the board of directors of International Imaging Systems approved a spin-off distribution of all 3,014,350 of our shares of Common Stock issued, outstanding and owned by IIS, to the IIS stockholders of record as of April 14, 2004. As part of the spin-off, each stockholder of record of IIS will receive one-half share of our Common Stock for each full share of IIS common stock owned on April 14, 2004. As a result, the principal shareholders of IIS as of April 14, 2004 will become the principal shareholders of our Company. On the record date, there were 6,028,700 shares of IIS common stock outstanding. The spin-off has not been undertaken nor completed because of our inability, as well as that of IIS, to comply with applicable laws, rules and regulations. We believe that the delay has impeded our ability to access the capital markets as an independent company. There can be no assurance, however, even if the spin-off had been effected, that we would have been able to raise additional capital on acceptable terms, or at all, or that the spin-off will ever be consummated. In that circumstance, we have had to consider our alternatives to raise capital and otherwise continue our business.

Our business was the only line of business of IIS prior to its acquisition of Advanced Imaging Systems, LLC, a Delaware limited liability company. Before the acquisition, IIS operated under the name "A.M.S. Marketing, Inc." The background to the acquisition is as follows:

On  July  31,  2003,  A.M.S. Marketing,  Inc.,  Advanced  Imaging
Systems, LLC and the members of Advanced Imaging Systems, LLC effected a change of control of AMS Marketing, Inc. pursuant to an Agreement and Plan of Exchange, dated July 28, 2003 (the "Exchange Agreement"). As provided in the Exchange Agreement, A.M.S. Marketing, Inc. issued to the then members of Advanced Imaging Systems, LLC an aggregate of 1,200,000 shares (the "Shares") of A.M.S. Marketing's Common Stock, par value $.001 per share, in exchange for all of the limited liability company interests of Advanced Imaging Systems, LLC issued and outstanding on that date.

Immediately prior to the share exchange, the then members of Advanced Imaging Systems, LLC each purchased 900,000 shares of A.M.S. Marketing, Inc.'s Common Stock (3,600,000 shares in the aggregate) from Alfred M. Schiffrin, A.M.S. Marketing, Inc.'s former president and sole director, and our current president and sole director, for $.05 per share, payable partly in cash and the balance by recourse promissory notes secured by the purchased shares. Each note is payable in monthly installments of varying amounts commencing on August 1, 2003 and ending on May 1, 2006. To date, all installments due under the notes have been paid. The shares of A.M.S. Marketing, Inc. issued in the exchange, together with the shares purchased by the members from Mr. Schiffrin, represented approximately 82% of the total then issued and outstanding shares of the A.M.S. Marketing, Inc.'s common stock and approximately 72% of the issued and outstanding shares of IIS at October 15, 2005.


SERVICES/PRODUCTS

We  are  currently  marketing pre-owned,  refurbished  Canon  and
Minolta photocopy machines for Office Furniture Warehouse in Pompano Beach, Florida, where Office Furniture Warehouse maintains a 12,000 square foot showroom and a nearby 30,000 square foot warehouse. Office Furniture Warehouse is a retail seller of new and used office furniture and systems. The photocopy machines we market range from simple desk-top models to stand-alone, multi-function business machines.

Under the marketing services agreement, (the "Agreement") dated December 1, 2003 with Office Furniture Warehouse and its affiliate, Sun Coast Imaging Systems, Inc., revenues generated from our sale of pre-owned photocopiers are shared equally with Office Furniture Warehouse, after deducting from such revenues the cost of each photocopier. The Agreement has an initial term of three years and automatically renews for successive one year terms unless terminated by mutual agreement or upon the happening of certain events, such as bankruptcy.

We are one of two, co-exclusive marketers of pre-owned photocopiers for Office Furniture Warehouse. In that capacity, we select and arrange for the purchase by Office Furniture Warehouse of the pre-owned photocopiers to be marketed. Under the Agreement, Office Furniture Warehouse and Sun Coast are obligated to provide us with the number and the models of pre-owned photocopiers for sale as we may reasonably request. Our president is responsible for, and effects sales of, those photocopiers on behalf of Office Furniture Warehouse and schedules delivery and installation of sold machines by Office Furniture Warehouse trucks and personnel.

We are highly dependent upon Office Furniture Warehouse. Termination by Office Furniture Warehouse of the Agreement would have a material adverse effect upon us, since we currently lack the financial resources to operate our own retail outlets as principal and may be unable to locate another party for whom we could provide our marketing services on the same terms and conditions as agreed with Office Furniture Warehouse.

We are accordingly exploring other marketing opportunities, including sales of new and pre-owned office equipment, office furniture, home furnishings and appliances, as well as the purchase and sale of such items to the extent our resources permit. In each case, we will attempt to favor in our product mix pre-owned items, since we believe we can realize greater profit margins on pre-owned items. Our belief is based on the general ability to acquire pre-owned merchandise at distressed or even liquidation prices and still resell the merchandise profitably at a significant discount to new product pricing. Our parent also explored some other marketing opportunities but was unable to identify any appropriate situation. No assurance can be given that we in turn will be able to identify or secure any such opportunities.


DISTRIBUTION

We have previously marketed the brand name pre-owned photocopiers by means of advertisements in local newspapers, facsimile transmissions to local businesses, periodic advertisements in business periodicals and direct mail solicitations that were created and paid for by us. In addition, we prepared advertisements that were run as adjuncts to Office Furniture Warehouse's furniture advertisements for which the costs were borne by Office Furniture Warehouse. We are currently formulating a new plan of distribution with the view to increasing our exposure to potential buyers but no assurance can be given that we will be successful, or that a new plan will be effective.


COMPETITION

Until the execution of the Agreement, we had the exclusive right to market pre-owned photocopy machines for Office Furniture Warehouse under an oral agreement with them. Under the written Agreement, Sun Coast Imaging Systems, an affiliate of Office Furniture Warehouse, was also granted the right co-exclusive with us to market pre-owned photocopy machines for Office Furniture Warehouse. While the Agreement provides that both Office Furniture Warehouse and Sun Cost Imaging Systems will make available for marketing by us the number and the models of pre-owned photocopy machines we request, the increased competition from Sun Coast could harm our business. Sun Coast has greater resources than we have and, accordingly can employ more salespersons and expend greater amounts on advertising than we can.

Additionally, the pre-owned photocopier industry in the geographic area in which we operate is highly competitive and consists of numerous small companies. We also compete with sellers of new photocopy machines, principally Ikon Office Solutions, Copyco and Danka Business Systems. Competition in the industry is generally based on price, service and availability of varied models of equipment.

We also anticipate that we will encounter substantial competition attempting to secure clients for our marketing services with respect to products other than pre-owned photocopiers. Virtually all of our competitors and potential competitors possess greater resources than we have and generally have longer operating histories.


PRINCIPAL SUPPLIERS

All of the pre-owned photocopier machines we currently market are purchased by Office Furniture Warehouse from Intercom Copier Market, an unaffiliated party located in Pompano Beach, Florida. Intercom promotes itself as the largest wholesaler of pre-owned photocopiers in south Florida and one of the largest in the United States. There are other suppliers from whom Office Furniture Warehouse could purchase pre- owned photocopiers. We believe, however, that because of favorable logistics and pricing and the high quality of the equipment sold by Intercom, the loss of Intercom as the primary supplier beneath our Agreement would have a significant adverse effect upon us in both quantity and quality. In addition, even minor interruptions in supply would adversely affect our ability and that of Office Furniture Warehouse to meet customer demand in a timely manner.

GOVERNMENTAL REGULATION

We  are  not  subject to any particular  governmental regulations
other  than   those   generally  applicable  to  all  businesses.


EMPLOYEES

We have no current employees other than our sole officer and director, Mr. Alfred M. Schiffrin. Our prospects for success are heavily dependent upon the decisions made by Mr. Schiffrin, who currently devotes approximately 50% of his business time to the Company's affairs.

We operate from the facilities of Office Furniture Warehouse in Pompano Beach, Florida. We do not pay any rent for the use of these facilities.

Our  principal executive offices are located at 7040 W.  Palmetto
Park Road, Bldg. 4, No. 572, Boca Raton, Florida 33433 where our telephone number is (561) 488-9938.



THE OFFERING
------------

 * One Million (1,000,000) Units offered by management on a "best-efforts, no minimum" basis at $0.25 per Unit; Each Unit consists of one (1) share of previously unissued Common Stock and five (5) Class "A" Common Stock Purchase Warrants, each Warrant exercisable to acquire one (1) additional share of Common Stock at the exercise price of $0.50 per share.
 *   Common Stock to be registered by the Selling Stockholders:
     3,014,350 shares
 *   Common Stock currently outstanding: 3,014,350 shares
 * Common Stock to be outstanding after the maximum offering, assuming none of the Class "A" Warrants are exercised:
     4,014,350 shares
 * Common Stock to be outstanding after the offering, assuming the sale of all of the Units offered and exercise of all of the Class "A" Warrants: 9,014,350 shares
 *   Proceeds: Maximum gross proceeds from the sale of Units:
     $250,000
 * Use of Proceeds: Expenses of this Offering and general working capital

Risk Factors. Any investment in our Common Stock involves significant risks. See "Risk Factors".


RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and in the documents incorporated by reference before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition or operating results, and the future trading price or value of our securities could be materially adversely affected.


RISKS RELATED TO OUR COMPANY

Our Company has limited operating history on which to base an investment decision. We were originally organized as A.M.S. Marketing, Inc. on July 23, 1998, but have not yet been able to emerge from the development stage due to a chronic lack of adequate funding. Our limited operating history and slow development is a factor for investors to consider in evaluating an investment in the Units and our Common Stock.

From inception in July, 1998 we have had only minimal revenues. We have experienced losses of $141,266 since our inception; with net loss totaling $3,568 for the fiscal year ended December 31, 2003, net profit of $2,698 for the fiscal year ended December 31, 2004 and net loss of $47,414 for the nine months ended September 30, 2005. In each of our fiscal years ended December 31, 2004 and 2003, our Independent Auditor has raised substantial doubt as to our ability to continue as a going concern. Factors that have contributed to that substantial concern include our cumulative loss since inception and our lack of assets at all times material.

We do not plan to pay any cash dividends on our Common Stock in the foreseeable future. Any decision to pay dividends is within the discretion of the board of directors and will depend upon our profitability at the time, cash available and other factors. Therefore, no assurance can be given that there will ever be any such cash dividends or distributions in the future.

We compete against many larger, more established competitors in our business. We compete with other sellers of previously owned photocopiers in a relatively narrow geographic region, with minimal sales coverage capability. Although we believe that our competitors do not offer the quality of product at our price point, competition from these companies is intense. Because we are a very small company with historically limited working capital, our ability to compete effectively will depend on our ability to obtain additional working capital and the benefits offered by diversifying our previously offered product lines. There can be no assurance that potential customers will select our offerings over that of a competitor, or that a competitor will not market a competing product with operating characteristics similar to those offered by us. There are numerous individuals, companies and organizations throughout the United States that offer the same equipment that we are offering to the general business community in South Florida. Most, if not all of our competitors have substantially greater capital resources, including experienced personnel, and established reputations.

There can be no assurance that we will be able to compete successfully against current or future competitors. We have no experience in marketing and sales of previously owned equipment other than brand name photocopiers. We currently have only one person engaged in part-time marketing and sales, and anticipate developing a marketing organization as our working capital is enhanced through future private and or public financing efforts. If we cannot establish or maintain an effective marketing and sales organization, our business will be adversely affected.

We  are  dependent on the efforts of Alfred Schiffrin, our  Chief
Executive Officer and sole director, to make the Company a viable business. The loss of the services of Mr. Schiffrin could delay or prevent us from achieving our objectives.

Any additional financing that we successfully conclude might cause significant dilution, and may, if involving debt, create risks associated with the use of leverage. While we currently have minimal working capital, we believe it to be insufficient to continue any increased level of development efforts, and will be insufficient to create and operate the marketing organization needed to market and sell more product. We will be required to seek additional private and or public equity or debt financing in the future. Any equity financing, including proceeds from exercise of the Class "A" Warrants, will involve substantial dilution of those purchasing common shares from the Selling Shareholders pursuant to this Prospectus. Debt financings would subject us to the risks associated with leverage, including increased interest expense and the possible risk of default and ultimately becoming insolvent.

Various government regulations generally affect our business operations. We are subject to the myriad of local, state and federal government regulations which generally affect all U.S. based operating business entities; but presently there are no specific regulations which require us to obtain licenses or which could limit our ability to sell previously owned products and appliances in the United States.


RISKS RELATED TO OUR SUPPLY

We are operating with a sole source of previously owned photocopy machines. We are completely reliant on Office Furniture Warehouse and its affiliate, Sun Coast Imaging Systems for marketing product.

At   this  stage  in  our  corporate  development,  we  have   no
intellectual property. We do not own any intellectual property rights.

We presently have marketing rights from our only source of pre-owned photocopiers; Office Furniture Warehouse, Inc. ("OFWI"). Our marketing rights are co-exclusive with its affiliate, Sun Coast Imaging Systems, Inc. In the event that we are unfavored by OFWI at any point, under the co-exclusive arrangement, we would be adversely affected in our operations. We intend to develop other sources and other pre-owned product sales, but there is no commitment or agreement regarding the Company and the marketing of any other sources or products. We have not targeted any other supply sources to acquire additional pre-owned merchandise, although we now intend to do so on an active basis.

Our present business plan is dependent upon our ability to secure and market pre-owned merchandise. Under our current business plan our future growth and potential profitability, if any, will depend on our ability to both successfully market pre-owned merchandise and to secure additional product lines and multiple supply sources.


RISKS RELATED TO OUR COMMON STOCK

Our officers are conducting a "best-efforts, no minimum" offering without the services of an underwriter. Our sole officer, without the participation of registered securities broker dealers, is conducting the sale of the Units. We are offering the Units on a "best-efforts, no minimum" basis; there is no escrow or trust account for the proceeds, and there is no assurance that any or all of the Units will be sold.

The price of the Units being offered and the Exercise Price of the Class "A" Common Stock Purchase Warrants were arbitrarily determined. We established the price of the Units and the price for Warrant exercise without any relationship to their intrinsic or actual book value. Our determination was arbitrary and totally unrelated to any recognized criteria of value usually adhered to by issuers.

The Shares and Warrants comprising the Units are detachable and will be tradeable upon issuance. Despite that fact, there is no assurance that a liquid public market for our securities will ever develop. As of the date of this prospectus there has been no established public trading market for our Common Stock, and there can be no assurance that a regular and established market will be developed upon the completion of this offering; nor that if initially developed, any such trading market would be maintained for any particular duration. There can also be no assurance as to the depth or liquidity of any market for the Common Stock or the prices at which holders may be able to sell shares. Our Common Stock currently is not being traded in the public market place.

There presently is no public trading market for our securities. Upon completion of this Offering, while we have not yet tried to identify potential market makers for our securities, we nevertheless anticipate that a registered securities market maker will submit the appropriate Form 211 (Rule 15C2-11) to the NASD for trading privileges of our Common Stock and Warrants on the Pink Sheets and or on the Over-the-Counter (OTC) Bulletin Board, both being electronic trading systems. There is and cannot be any assurance that such trading privileges will be granted.

Companies that have their shares listed on the Pink Sheets electronic system normally are not followed by market analysts, and many institutional investors are prohibited from, or do not invest in securities of such companies. As a result, trading on the Pink Sheets electronic trading system is characterized by a lack of liquidity, sporadic trading, larger spreads between bid and ask quotations, and other conditions that may affect an investor's ability to sell shares.

The OTC Bulletin Board, which lists only companies obligated to file periodic reports with the U.S. Securities and Exchange Commission, is generally considered to be a more viable market place than that represented by the Pink Sheets; but no assurance can be given that our securities will be admitted to trading on the OTC Bulletin Board. Since we are a small company and virtually unknown to investors and securities brokers, our securities will most likely be thinly traded, meaning that the number of persons interested in purchasing our securities at or near ask prices at any given time may be relatively small or even non-existent, so you may be unable to sell at or near ask prices, or at all, if you need to sell your securities to raise money or otherwise desire to liquidate your holdings.

Most investment advisors and brokers, as well as many investors, will not consider making investments in an early development stage company such as ours or purchase or recommend the purchase of our securities until such time as we become more seasoned and commercially viable. As a consequence, assuming that a market is established, there may be periods of several days or more when trading activity in our securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on trading price. Due to these conditions, we can give you no assurance that you will be able to sell your securities at or near ask prices, or at all, if you need money or otherwise desire to liquidate your securities.

Investors may have difficulty selling our shares because they will be deemed "Penny Stocks". Assuming that a public trading market is made, since our Common Stock will not be listed on the Nasdaq Stock Market, at any time that the trading price of our Common Stock is below $5.00 per share, trading in our shares will be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non- Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Those rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market, and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker- dealer also must disclose the commissions payable to the broker- dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. That information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the customer's account and generally negative information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by those requirements could discourage broker-dealers from effecting transactions in our Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of holders of the Common Stock to sell their shares.

The current majority shareholders and management of the Company will continue to exercise control over the Company after completion of this offering even if the maximum number of Units is sold. Anti-takeover provisions in our Certificate of

Incorporation could affect the value of our stock. Our Certificate of Incorporation contains certain provisions that could impede a non-negotiated change in control. In particular, without shareholder approval we can issue up to 1,000,000 shares of preferred stock with rights and preferences determined by the board of directors. These provisions could make a hostile takeover or other non-negotiated change in control difficult, while a takeover/change of control could be at a premium to the then current stock price.

Future issuance of additional Common and or Preferred Stock, if any, would dilute existing shareholders. We are authorized to issue up to 29,000,000 shares of Common Stock. To the extent of that authorization, our board of directors has the ability, without seeking or securing shareholder approval, to issue additional shares of Common Stock in the future for any consideration that the board of directors may consider sufficient. The issuance of additional Common Stock in the future will reduce the proportionate ownership and voting power of the Common Stock and the Common Stock underlying Warrants offered hereby. We are also authorized to issue up to 1,000,000 shares of Preferred Stock, with one or more designated series setting forth the rights and preferences, and the remaining undesignated preferred shares may also be designated by the board of directors. Such designation of new series of preferred stock may be made without shareholder approval, and could create additional securities which would have dividend and liquidation preferences over the Common Stock and the Common Stock underlying the Warrants comprising the Units offered hereby. Preferred shareholders could adversely affect the rights of holders of Common Stock by:

  * exercising voting, redemption and conversion rights to the detriment of the holders of Common Stock;
  * receiving preferences over the holders of Common Stock regarding our surplus funds in the event of our dissolution or liquidation;
  * delaying, deferring or preventing a change in control of our Company; and
  *  discouraging bids for our Common Stock.

Substantial share overhang could have a material effect on our stock price. As of October 15, 2005, we had outstanding 3,014,350 shares of Common Stock, all of which were "restricted securities" (as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended). Excluding the issuance of shares on the exercise of Warrants upon completion of this offering at the maximum number of Units sold, upon effectiveness of the Registration Statement of which this Prospectus is a part, there will be 4,014,350 freely tradable shares. There will be no remaining presently restricted shares. No prediction can be made if or when such shares will be offered for sale in the public market, or what the effect that the availability of all of such newly registered shares for sale will have on the market prices prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for our Common Stock.

We have not issued any Common Stock purchase options pursuant to our 2005 Stock Plan. The exercise of outstanding stock options may affect the market value at the time of their exercise and sale. At October 15, 2005 no such options have been granted. These options, if granted, entitle the holders to purchase one
(1) common share for each option at the exercise price established at the time of grant, if any. All options, if granted, will expire on December 21, 2007. A number of these Options, if granted, will be exercised and the common shares might be sold when the stock price exceeds their exercise price, and if this occurs, it may have a negative effect on the market price at the time of sale.


FORWARD-LOOKING STATEMENTS

While the Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements, the safe harbor provided others, does not apply to companies that issue "Penny Stocks". Our shares will be deemed penny stocks. Nevertheless, this document contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. These forward-looking statements are subject to a number of uncertainties and other factors that could cause actual results to differ materially from such statements. Forward- looking statements are identified by words such as "anticipates," "believes," "estimates," "expects," "plans," "projects," "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at this time and which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors". The identification in this document of factors that may affect future performance and the accuracy of our forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.


THE PROSPECTUS

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that stated in this prospectus. Neither the delivery of this prospectus nor the sale of Common Stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.


USE OF PROCEEDS

Assuming the sale of all of the 1,000,000 Units offered, we will receive the $250,000 maximum proceeds of the sale. We will not receive  any  proceeds  from the sale of  common  shares  by  the
Selling Stockholders pursuant to this Prospectus. If any or all of the 5,000,000 Class "A" Common Stock Purchase Warrants comprising of the Units are sold and subsequently exercised, we will receive the aggregate exercise price of the Class "A" Warrants. We expect to use the proceeds received from the sale and from the exercise of Warrants, for general working capital purposes, including establishing a proper marketing organization to market and sell pre-owned merchandise, and for other general and administrative expenses, including salaries of future employees, and management. We will pay the expenses of registration of all these shares, including legal and accounting fees.

The following table sets forth, for illustrative purposes only, the anticipated proceeds in the event that we sell all of the Units, or if we only sell 25%, 50% or 75% of the Units and if the corresponding Class "A" Warrants are fully exercised; or, in the event that we sell less than all of the Units, the anticipated proceeds in the same proportions:

                         25%         50%          75%        100%
                    ----------   ----------   ----------  ----------
Initial Sale-
  Units             $   62,500   $  125,000   $  187,500  $  250,000

Class "A" Warrant
  Exercise @ $0.50  $  625,000   $1,250,000   $1,875,000  $2,500,000
                    ----------   ----------   ----------  ----------
Gross Proceeds      $  687,500   $1,375,000   $2,062,500  $2,750,000
                    ==========   ==========   ==========  ==========

[Each Class "A" Common Stock Purchase Warrant is exercisable to purchase one (1) share of Common Stock]

MARKET PRICE OF COMMON STOCK AND OTHER SHAREHOLDER MATTERS

Market Information. There is no established public trading market
------------------
for our Common Stock or Warrants. Assuming the existence after this offering of a public trading market, the securities may be detached and sold directly by the Selling Stockholders and Warrantholders in the open market, at prevailing prices or in individually negotiated transactions, through agents, underwriters, or dealers. We will not control or determine the price at which the securities are sold.

Shareholders. Giving effect to the shares being registered hereby
------------
for distribution to the beneficial shareholders of International Imaging Systems, Inc., there will be approximately 126 holders of record of our Common Stock upon completion of the spin-off distribution.

Dividends. We have not paid any dividends on our Common Stock  to
---------
date and do not anticipate that we will be paying dividends in the foreseeable future. Any payment of cash dividends on our Common Stock in the future will be dependent upon the amount of funds legally available; earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant. We intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore we have no current intention to pay cash dividends on our Common Stock.


MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

While we commenced operations December 12, 2003, we are still in an early development stage. We were formed by, and as a wholly owned subsidiary of, our parent, International Imaging Systems, Inc., to pursue the pre-owned photocopier marketing services line of business of our parent that commenced its operations in the Fall of 1998.

We are currently engaged in agency marketing activities for a single unrelated entity and have no employees other than our President, Alfred M. Schiffrin, who is unsalaried. Pursuant to an amended oral agreement among International Imaging Systems, Inc., Mr. Schiffrin and us, Mr. Schiffrin received 160,000 shares of our parent's common stock in lieu of any other form of compensation for services rendered to the Company from January 1, 2005 through completion of the spin-off of our Common Stock to the shareholders of our parent, International Imaging Systems, Inc. We do not anticipate hiring any employees, purchasing any plant or significant equipment or conducting any product research and development during the next 12 months. As sales and marketing agent operating from rent free facilities, we essentially have no overhead relating to our sales and marketing activities. We do not anticipate initiating any sales activities for our own account (acting as a principal) until such time as our resources permit.

During the next 12 months, we intend to continue marketing pre-owned photocopiers. We will also continue to explore our prospects for the marketing of other products, including new and pre-owned items of office equipment other than photocopiers, office furniture, home furnishings and appliances, as well as the purchase and resale of such items to the extent that our resources permit. We are also considering other means of expanding our business, such as through acquisition, merger or other form of business combination involving one or more entities engaged in the same or similar business as us. Any such transaction may entail the issuance of additional shares of our
Common Stock, but there are no current plans to engage in any acquisition, merger or other form of business combination. Any such transaction will be made in compliance with applicable Federal and state securities and corporate law, and, depending upon the structure of the transaction, submission of information to shareholders regarding any such transaction prior to consummation, as well shareholder approval, may not be required. Our President has run the business for more than five years for our parent. Prior to that he had experience as an investment banker in locating potential acquisitions, but we may employ the services of a broker or finder who would be entitled to compensation to assist in identifying suitable opportunities.

While we only began operations in December 2003, we are the successor to the pre-owned photocopier marketing services line of business of International Imaging Systems, Inc. As discussed below, fiscal year 2003 and fiscal 2004 was characterized by nominal revenues. Neither we nor our parent has been able to generate significant revenues from the sale of pre-owned photocopiers due principally to a lack of financial resources. We continue to believe that the pre-owned photocopier business and other complementary business segments that also focus on the sale of pre-owned merchandise, like office furniture, are attractive markets for us to exploit. Our belief is based on the knowledge that pre-owned merchandise can be purchased at deep discounts to retail prices for merchandise, usually in new or very near new condition, often at as much as a 95% discount, and may be resold to end users for as much as a 50% discount to retail, thereby providing the end users with substantial savings while at the same time allowing us to realize significant gross profit margins. We intend to raise working capital to facilitate the expansion of our business model from that of agent to a blend of agent and principal.

The perceived demand for pre-owned office equipment may be dependent on, among other things, general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities will be the receipt of revenues from the sale of such equipment, our competitors, as well as the general economic conditions, including prolonged recessionary periods, may adversely affect our future business operations. We intend to remain flexible in our planned business operations and will continually review our plans, including the plan to engage in the marketing and sale of other product lines. We expect that implementation of our current and future business plans will be adopted and or implemented only if such plans are deemed to be in the best interests of the shareholders. Management will use its discretion to take advantage of future business opportunities believed to be beneficial to the Company and to the shareholders' interests.

Capital  and  Source of Liquidity.  As of December 31,  2004  and
---------------------------------
September  30,  2005,   we  had   cash  of  $5,288  and   $9,124,
respectively, and accounts  receivable  of  $1,200   and  $4,400,
respectively.  The September 30, 2005 figures are  unaudited  and
were   compiled   by   management.  We  are  proposing,   through
registration and sale of the Units, to raise cash to finance and expand our operations for the foreseeable future. In addition, we
may   consider  expansion  through  acquisition(s).  No  specific
targets  are  currently  under  consideration.  If  we  are   not
successful in raising cash, we may be forced to borrow funds. There is and can be no assurance that funds will be available to borrow, or if available, that they will be available on terms favorable or acceptable to us. On a long-term basis, liquidity is dependent on significant expansion of operations, receipt of consequent revenues, and perhaps additional infusions of capital and debt financing. Management believes that additional capital and debt financing in the short term will allow the Company to
effectuate  its  marketing   and  sales   efforts,  resulting  in
increased revenue and greater liquidity in the long term. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. We are not a party to any off-balance sheet arrangements and do not
engage  in  trading  activities  involving   non-exchange  traded
contracts.  We  have  no  financial  guarantees,  debt  or  lease
agreements, or   other   arrangements   that  could   trigger   a
requirement for an early payment or that could change the value of our assets.

Based on the amount of working capital that we had on hand on September 30, 2005, we believe that we have sufficient financial resources to continue maintaining the minimal level of operations we have thus far conducted for the next 12 months; but without additional financing, including the possible proceeds from exercise of Class "A" Warrants offered in the Units pursuant to this prospectus, the Company will not be able to implement its expansion plan. There are, however, many conditions that could impact our proposed business plan and could adversely impact our ability to market and sell the pre-owned equipment. We cannot give any assurance that we will be able to continue or obtain the financing required for us to continue to successfully market and sell pre-owned equipment.

Plan of Operation. We are still in the development stage and have
-----------------
not conducted significant operations to date, nor have we received significant operating revenues. We have experienced problems, delays, expenses and difficulties sometimes encountered by an enterprise in our stage of development, many of which are beyond the Company's control. These include, but are not limited to, costs and expenses that may exceed current estimates, competition, product acquisition; and lack of additional supply channels. We are of the opinion that the proceeds of the sales of our securities and future revenues will be sufficient to pay all of our operating expenses for the next twelve months.

You should consider the likelihood of our future success to be highly speculative in light of our limited operating history, as well as the limited resources, problems, expenses, risks and complications frequently encountered by similarly situated companies. To address these risks, we must, among other things:

  * satisfy our future capital requirements for the implementation of our business plan;
  * implement and successfully execute our business and marketing strategy to secure merchandise and develop and maintain a diverse customer and referral base;
  *  seek other marketable product lines;
  *  respond to competitive developments; and
  *  attract, retain, and motivate qualified personnel.

If we are unable to successfully address these risks, our prospects, financial condition and results of operations will be materially adversely affected.

Critical Accounting Policies. Our financial statements have  been
----------------------------
prepared on a continuing operations basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. The following accounting policies involve a "critical accounting estimate" because they are particularly dependent on estimates and assumptions made by management about matters that are highly uncertain at the time the accounting estimates are made. In addition, while we have used our best estimates based on facts and circumstances available to us at the time, different estimates reasonably could have been used in the current period, and changes in the accounting estimates we used are reasonably likely to occur from period to period which may have a material impact on the presentation of our financial condition and results of operations. We review these estimates and assumptions periodically and reflect the effects of revisions in the period that they are determined to be necessary.

In March 2005, the staff of the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107"). The interpretations in SAB 107 expresses views of the staff regarding the interaction between
SFAS 123 (R) and certain SEC rules and regulations and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non GAAP financial measures, first-time adoption of SFAS 123 (R) in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123
(R), the modification of employees share options prior to adoption of SFAS 123 (R) and disclosures in Management's Discussion and Analysis subsequent to adoption of SFAS 123 (R) when applicable. We have not engaged in any Company share-based payment arrangements.

Results of Operations. Revenues in fiscal year 2004 and 2003 from
---------------------
the photocopier business were $6,960 and $4,500, respectively and expenses were $3,786 and $8,068, respectively, resulting in a net income for fiscal 2004 of $2,698 as compared to a net loss in fiscal 2003 of $3,568. Revenues (unaudited) for the nine months ended September 30, 2005 were $15,870 as compared to $5,760 for the same period in 2004; resulting in net loss of $47,414 and net income of $2,325 respectively. The net loss from the nine months ended September 30, 2005 was primarily attributable to the expense incurred by the Company in connection with the compensation arrangement with Alfred M. Schiffrin, the Company's sole officer and director, in which he received 160,000 shares of International Imaging Systems, Inc. ("IIS") common stock in exchange for his services to the Company, in lieu of any other form of compensation, through completion of spin-off of the Company's shares to the IIS Shareholders. We do not believe the differences in results of operations are meaningful or indicative of any trend but are primarily attributable otherwise to factors beyond our control, such as the timing of sales.

We are currently unaware of any trends that may have negative effects upon our results of operations, although we expect continued and increased competition from Sun Coast Imaging, our co-exclusive marketing agent for, and an affiliate of, Office Furniture Warehouse.




BUSINESS

Business of Issuer. The Company is currently marketing pre-owned,
------------------
refurbished Canon and Minolta photocopy machines for Office Furniture Warehouse, Inc. ("OFWI") in Pompano Beach, Florida, where OFWI maintains a 12,000 square foot showroom and a nearby 30,000 square foot warehouse. OFWI is a retail seller of new and used office furniture and equipment. The photocopy machines marketed by the Company range from simple desk-top models to stand-alone, multi-function business machines.

Pursuant to a marketing services agreement assigned to the Company by its parent, International Imaging Systems, Inc. ("IIS"), dated December 1, 2003 (the "Agreement"), among International Imaging Systems, Inc., Sun Coast Imaging Systems, Inc. ("SCIS"), an affiliate of OWFI, and OFWI, revenues generated from the Company's sale of pre-owned photocopiers are shared equally between the Company and OFWI, after deducting the cost of each photocopier. The agreement has an initial term of three years, ending December 1, 2006, and automatically renews for successive one-year terms unless terminated by mutual agreement or upon the happening of certain events, such as bankruptcy.

The Company is one of two, co-exclusive marketers for OFWI of pre-
owned  photocopiers.  The  other  co-exclusive  marketer  is   an
affiliate of OFWI. In that capacity, the Company selects and arranges for the purchase by OFWI of the pre-owned photocopiers to be marketed. Under the Agreement, OFWI and SCIS are obligated to provide the Company with such number and the models of pre-owned photocopiers for sale as the Company may reasonably request. The Company's president is responsible for and effects sales of such photocopiers on behalf of OFWI and schedules delivery and installation thereof by OFWI trucks and personnel.

The Company is currently, completely dependent upon OFWI. Termination by OFWI of the Marketing Agreement with the Company would have a material adverse effect upon the Company, as the Company currently lacks the financial resources to operate its own retail outlets and may be unable to locate another party for whom it could provide its marketing services on the same terms and conditions as agreed with OFWI.

The Company is exploring other marketing opportunities, including new and pre-owned office equipment, office furniture, home furnishings and appliances, as well as the purchase and sale as principal of such items to the extent the Company's resources permit. In each case, the Company will attempt to favor in its product mix pre-owned items, since the Company believes it can realize greater profit margins on pre-owned items. The Company's parent also explored other marketing opportunities but was unable to identify any appropriate opportunities. No assurance can be given that the Company will be able to identify and secure any such opportunities.

We currently have no employees, and are dependent solely upon the efforts, abilities, business generation capabilities and project execution of our sole executive officer, Alfred Schiffrin, to conduct RAI's business and generate revenues; if the Company loses the services of Mr. Schiffrin, it would severely affect our ability to sustain operations at all. Mr. Schiffrin is currently devoting approximately 20 hours per week to the Company's affairs, including solicitation of potential business, creation of appropriate marketing and business plans as well as the preparation of appropriate funding plans and efforts.

Markets;  Seasonality.  This Company's target market  includes  a
---------------------
wide variety of potential customers, including business entities and firms engaged in providing services to the general public. Among expected purchasers are firms offering general securities services, real estate, insurance and mortgage brokers to the public; anyone with office and related paperwork activities and operations. We haven't encountered any material seasonality in the sale and marketing of previously owned photocopy equipment.

Distribution Methods of the products or services. We will  employ
------------------------------------------------
a variety of generally accepted marketing methods for advertising and promoting our pre-owned equipment merchandise, including direct mail and opt-in Internet email, telephone and targeted media advertising.

Status of publicly announced new product or services. The Company
----------------------------------------------------
has not made any public disclosures or announcements of any proposed products or services. Presently there are no such products or services other than as disclosed in this registration statement.

Competitive  business  conditions. There  are  many  individuals,
---------------------------------
firms, and other business entities engaged in offering photocopiers, which RAI offers to potential customers. Based upon available financing for advertising, marketing and promotion of sales products, the number of persons in management and other employees, combined with the experience of conducting a widely diversified products, RAI is presently an insignificant entity in the marketplace and we expect that we shall remain so for the near future.

Dependence  on one or a few major customers. Presently  being  in
-------------------------------------------
the development stage, we have no dominant client or customer. We have no reasonable criteria to predict whether or not we will become dependent on one or but a few major customers for future revenues.

Intellectual  Property: Patents, Trademarks, Licenses,  etc.   We
------------------------------------------------------------
have no patents or trademarks at the present time. In the unlikely event that we obtain intellectual property in the future, we intend to protect it through appropriate state and federal registrations and enforcement as applicable.

Government Regulation and Approval. RAI is not required to obtain
----------------------------------
any particular government approvals for the marketing and the proposed marketing of pre-owned merchandise. We anticipate that future expansion of the categories of equipment and systems which may be offered may include aspects that require governmental registration and licensing. RAI shall comply with such regulatory requirements prior to offering such merchandise.

Research and Development. We have not spent any funds on  product
------------------------
or service research or development.

Environmental  Compliance.  We have no  product  or  contemplated
-------------------------
service that has any direct or known indirect impact on the environment, and therefore do not anticipate any significant costs to comply with governmental environment laws and regulations.

Corporate  Information.  Our principal operations  and  executive
----------------------
office  is located  at  7040  W. Palmetto Park Road, Bldg. 4, No.
572, Boca  Raton, Florida  33433  and  our  telephone  number  is
(561) 488-9938.

Property.    The  Company  neither  owns  nor  leases  any   real
--------
property.

Legal Proceedings.   There are no pending legal proceedings by or
-----------------
against the Company and the Company is unaware of any threatened litigation or of any basis upon which possible litigation against the Company might rest.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers. The following table sets forth
--------------------------------
the name, age and position held by each of our executive officers and directors as of October 15, 2005. Directors are elected for a period of one year and thereafter serve until the next annual meeting or such time as their successors are qualified.

     NAME                   AGE     POSITION
     ----                   ---     --------
     Alfred M. Schiffrin    67      President/Secretary/Treasurer
                                    and Director

Alfred M. Schiffrin has been our President, Secretary, Treasurer and sole director since our formation in December 2003. Prior to that date, he was the sole officer and director of our parent, International Imaging Systems, Inc. From December 1996, to September 1998, he was the President of Newmarket Strategic Development Corp., a publicly held development company.

Mr. Schiffrin also has more than twenty years of experience in the investment banking and securities industry, having been associated in various capacities with NASD member firms located in New York, Colorado and Florida. Most recently he was employed in the following positions by broker/dealers:
General Principal from August 2004 to April 2005 of Acosta Financial Services; Director of Continuing Education from November 2001 to July 2004 of L.H. Ross & Company, and General Principal from June 1999 to February 2001 of First Madison Securities.

Mr. Schiffrin holds Series 7, Series 24 and Series 63 securities licenses and was admitted as a Member of the NASD Board of Arbitrators in 1987.

There are no material proceedings known to us to which Mr. Schiffrin or any of our affiliates, or any owner of record or beneficially of more than 5% of any class of our voting securities to be distributed, or any affiliate of such persons, is a party adverse to us or has a material interest adverse to our interests.

Mr. Schiffrin has not, and does not receive any compensation for his services as a Director.

Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively the "Reporting Persons") to file reports and changes in ownership of such securities with the Securities and Exchange Commission and the Company. Based solely upon a search for (i) Forms 3, 4 and 5 and amendments thereto which might have been furnished to the Company pursuant to Rule 16a-3(e), promulgated under the Exchange Act, and/or written representations which might have been furnished to the Company by any Reporting Persons stating that such person was not required to file a Form 5, since the Company's inception, it has been determined that no one has been delinquent with respect to the reporting obligations set forth in Section 16(a) of the Exchange Act.

Executive Compensation

Pursuant to an oral agreement as amended on August 22, 2005, and effective as of January 1, 2005 among the Company, IIS and Alfred
M. Schiffrin, the Company's sole officer and director, Mr. Schiffrin has waived all other forms of compensation in exchange for 160,000 shares of IIS common stock for his services to the Company, prior to distribution of the spin-off of all the Company's Common Stock by IIS to the IIS Stockholders. The arrangement will terminate upon the consummation of the spin-off. Prior to December 31, 2004 Mr. Schiffrin was entitled to receive 25% of the profits on any sale by the Company of a pre-owned copier. At December 31, 2004 we had accrued commissions payable to him of $400 which amount was paid in January 2005. The Company expects to pay Mr. Schiffrin reasonable compensation for his services after completion of the spin-off at such time as the Company's business develops to such extent that it is able to do so. The Company has an unused stock option plan and does not have any other employment agreements.

Options/Stock  Appreciation Rights (SARs). No  options  or  stock
-----------------------------------------
appreciation rights have been granted to the officers since inception.

Compensation of Board of Directors. Currently, directors  do  not
----------------------------------
receive any compensation for their services. However, we anticipate that in the future, independent directors will receive stock options for their services. We currently reimburse all directors for any expenses incurred by them in attending meetings of the Board of Directors.

Key  Man  Insurance. We do not currently maintain life  insurance
-------------------
covering the death of our sole officer, director and key employee.

Security Ownership of Certain Beneficial Owners and Management

All of our issued and outstanding shares of Common Stock are currently owned by International Imaging Systems, Inc. ("IIS"). The following table sets forth information available to us, as of October 15, 2005 with respect to the beneficial ownership of the outstanding shares of International Imaging Systems, Inc.'s common stock by (i) any holder of more than five percent (5%) of the outstanding shares; (ii) our sole officer and director; and
(iii) the officers and directors of International Imaging Systems, Inc. as a group:

Name and Address of Beneficial Owner(1)    Shares of Common   Percentage (%) of
(International Imaging Systems, Inc.)       Stock Owned(2)     Common Stock(2)
---------------------------------------    ----------------   -----------------
Michael D'Angelo(3)                            1,500,000           24.88%
Laura Palisa Mujica(4)                         2,100,000           34.83%
Lara Nicole Sarafianos(5)                      1,200,000           20.49%
Alicia M. LaSala(6)                              425,000(7)         7.80%(7)
Alfred M. Schiffrin(8)                           410,000            7.05%
Alex Sarafianos(9)                                25,000(10)        0.43%(10)
C. Leo Smith(3)                                        0(11)        0%(11)
Susan Archer(3)                                  130,000            2.16%

All officers and directors as a group            155,000(11)        2.54%
  (three) persons(11)

When the Renewable Assets, Inc. spin-off distribution is effected, the number of RAI (the Company's) shares outstanding will be 3,014,350, and the percentage of ownership of those shares will be unaffected from those shown in the above table; except that 205,000 RAI shares (7.0%) will be held by the officer and director of RAI "as a group" (2).

(1) Beneficial ownership as reported in the table above has been determined in accordance with Instruction (1) to Item 403 (b) of Regulation S-B of the Exchange Act.

(2) Percentages are approximate. The spin-off distribution of 3,014,350 Shares of the Company's Common Stock will be on the basis of one (1) Share of RAI Common Stock per every two (2) Shares of IIS common stock held of record on April 14, 2004, the record date. The resulting Stockholder percentages of RAI Common Stock will be approximately the same as reported in the table above for IIS common stock ownership.

(3) The business address of the stockholder, director or officer, as the case may be, noted above is 2419 E. Commercial Blvd., Ste.
307, Ft. Lauderdale, FL 33308.

(4)  The  address of the stockholder noted above is 824 S.E.  8th
Street, Ft. Lauderdale, FL 33316.

(5)  The address of the stockholder noted above is 4440 N.E. 22nd
Avenue, Lighthouse Point, FL 33064.

(6)  The  address of the stockholder noted above is  6674  Serena
Lane, Boca Raton, FL 33433.

(7) Includes 20,000 shares of Common Stock owned of record by a trust for the benefit of Mrs. LaSala's minor child of which her husband is the sole trustee, and 25,000 shares of Common stock owned of record by her husband. Mrs. LaSala disclaims beneficial ownership of such shares.

(8)  The  business address of Mr. Schiffrin is 7040  W.  Palmetto
Park Road, Building 4, No. 572, Boca Raton, FL 33433. Mr. Schiffrin is the sole director and officer of Renewable Assets, Inc. (the
Company).

(9)  The  address  of  the  IIS director  noted  above  is  16008
Wilmington Place, Tampa FL 33647.

(10)  Excludes  all shares owned by Lara Nicole  Sarafianos.  Mr.
Sarafianos is the brother-in-law of Mrs. Sarafianos and disclaims beneficial ownership of all shares owned by Mrs. Sarafianos.

(11) Excludes 2,100,000 shares owned by the mother of Mr. Smith, Laura Palisa Mujica. Mr. Smith disclaims beneficial ownership of such shares.


SELLING STOCKHOLDERS

The shares to be distributed to/offered by the Selling Shareholders ("Selling Shareholders") are presently "restricted" securities under applicable federal and state securities laws and are being registered under the Securities Act of 1933, as amended (the "Securities Act") for distribution on the Effective Date to the beneficial shareholders of International Imaging Systems, Inc. ("IIS") on the record date, April 14, 2004, and they may be selling these shares, at their option, in public transactions. The registration of these shares does not require that any of their shares be offered or sold by the Selling Stockholders. The Selling Stockholders may from time to time offer and sell all or a portion of their shares in the over-the- counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

The registered shares may be sold directly to members of the public, or through brokers or dealers; or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer, if applicable, and applicable commissions or discounts and any other required information with respect to any particular offer, will be set forth in a prospectus supplement. See "Plan of Distribution." The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of registered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the sale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of our Common Stock that will be held by the selling stockholders after any sales made pursuant to this prospectus because the Selling Stockholders are not required to sell any of the shares being registered under this prospectus. The following tables assume that the selling stockholders will sell all of the shares listed in this prospectus.

For purposes of the tables below, the numbers of shares "beneficially owned" are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares for which the person has the right to acquire such power within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The tables below are based on 3,014,350 shares of our Common Stock outstanding as of October 15, 2005.

The following named shareholders have no beneficial or record ownership in other shares of the Company.

Name of Beneficial Owner    Shares Owned and      Name of Beneficial Owner      Shares Owned and
   of Common Stock           Being Offered            of Common Stock             Being Offered
------------------------    ----------------      ------------------------      ----------------
MAXIMINO ACOSTA                     600           SUSAN ARCHER                        65,000
ALIA ALVAREZ                        250           ANALIA ARETUO                          250
SANDINO ALVAREZ                     250           SANDRA ARQUIETA                        250
ANA AMADO                           250           ANDREW ASTROVE &
                                                  ELLEN ASTROVE                       16,000
ELLEN M ASTROVE                    300            ANTOINETTE HODGE                       250
RITCHIE AYALA                      100            FRANK S INGRASSIA                   10,500
JONATHAN M BALKIN                1,000            STEVEN INGRASSIA                       300
RONALD A. BALKIN                 3,000            VIVIAN INGRASSIA                       300
MICHAEL BANCROFT SR                500            VIVIAN INGRSSIA & LISA
BEAR STEARNS SEC CORP              100              ESKENAZI                             300
MARIA BOWEN                        250            PETER JACOBSEN                         100
BONNIE BRENNER                     200            ALMA H KEITH                         1,000
BRUCE BROMBERG                     500            MOHAMMED MAHID KHAN                    500
JILL BROMBERG                      500            ROBERT KLOSKA                          750
MILDRED BROMBERG                   500            ALICIA M LASALA                    190,000
ALFRED BROMBERG                  7,700            JOHN F LASALA                       12,500

CIRINO BRUNO                       100            NICHOLAS F LASALA TRUST             10,000
JORGE CAICEDO                      250            EDWARD LORCH & THERESA LORCH         1,000
VICTOR CAICEDO                     250            MICHAEL MARKOWITZ                      200
CEDE & CO                           75            JOHN J MATTEIS                       5,500
KIM CHAVATAL & GREGORY                            SCOTT MCMILLAN                         200
  DEARING                          200            GARY MEDNICK                           300
ENZO CIMINO                        250            JAYNE MEDNICK                          100
MARGARET CIMINO                    250            STEVEN MEDNICK                       2,000
ANN CIRILLO                        200            SERGIO MENDONCA                        250
LAURIE S D COHEN                 2,000            FRANK R MICHELIN                       200
RONALD L COHEN                   5,000            FRANKLYN MICHELIN                       75
SANDRA J COHEN                   2,500            BRUCE MILLER                         2,000
ANTHONY M COLLURA C/F            4,000            EDWARD R MILLER                        500
MICHAEL D'ANGELO               750,000            JANET MILLER                           500
JOHN DEXTER                        100            LILLIAN MILLER                         500
DONALD EGRY                        350            JOEL MONTEAGUDO                        250
JANICE EGRY                        350            LAURA PALISA MUJICA              1,050,000
JOSEPH ELKIND                      200            LUIS PABLO                             250
ANYUL ESCANILLA                    250            LUIS O PABLO                           250
ELAINE FEDER                       100            PHILIP PACE JR                         100
WILLIAM FEDER                      100            MILADYS PAGUADA                        250
WILLIAM FEDER & ELAINE                            KELLY PATERNO                          250
  FEDER                            500            1 PLATFORM INC                      12,500
HOWARD FEINMEL                     100            JEFFREY REUTER                         200
FIRST TRANSACTION                                 JOSEPH M REUTER                        200
  MANAGEMENT INC                 3,000            DAVID RICH                             250
FISERV CORRESPONDENT                              FRED D RICH                          1,000
  SERVICES INC                     100            NANCY RICH                             750
RANDALL FITTON                     200            DEIRDRE RODOPOULOS                     200
LONNIE GIETTER                     200            VICENTE ROMAN                          250
MARCI GIETTER                      600            ANGELINA ROMO                          250
ROBERT G GOLD C/F                  500            MARTIN ROSAS                           250
ALFREDO GONZALEZ                   250            MARY RUIZ                              250
HAROLD W GORDEN                    500            JUAN CARLOS SAA                        250
BERT GUSRAE                        200            MARIA SALAZAR                        7,500
BERT GUSRAE &
  WENDY GUSRAE                     100
BONNIE E HARDING                   100
JAMES HARDING                      300
ALEX SARAFIANOS                 12,500            ADAM SIMON                             200
LARA SARAFIANOS                600,000            JACK SKIDELL                           200
ADAM SCHATZ                        500            LISA SOOY                              200
DAVID B SCHATZ                     500            ALAN STERN                             500
LARRY H SCHATZ                   5,000            JERRY D STOKES                         200
ALFRED SCHIFFRIN               205,000            ROBERT TASSELMYER                      300
ALLISON SCHIFFRIN                  300            SANDRA TOROS                           250
CAROLE SCHIFFRIN                   750            ANGEL TORRES                           100
GEOFFREY SCHIFFRIN                 500            SCOTT STEVEN TRACY                   5,000
KERI SCHNEIDER                     200            MARY VASSALLO                          200
STANLEY A SCHNEIDER                200            ROBERT J VINCI                         700
SUSAN SCHRETER                   5,000            GEORGE WATSON                          500
ROBERT SEBRING                     250            HERBERT E WICKWARD                     200


(1) The above listed "Selling Shareholders" have no additional interests in the securities of Renewable Assets, Inc.

(2)  Not  including  shares underlying unexercised  Common  Stock
Warrants  comprising the Units being offered  hereunder.


The Selling Stockholders, include the Certain Beneficial Owners and Management reflected in the table set out on page 20 of this registration statement.


PLAN OF DISTRIBUTION

We are offering, without an underwriter, 1,000,000 Units on a "best-efforts, no minimum" basis, at the price of $ 0.25 per Unit. The sole officer of RAI will not receive any compensation for services in effecting sales of the Units. As to the "Selling Stockholders" whose shares are being registered pursuant to this Prospectus, we will pay the costs and fees of registering their shares of Common Stock, but the Selling Stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of these shares. The Selling Stockholders may sell the
shares  of  Common  Stock  in  the  over-the-counter  market   or
otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In addition, the selling stockholders may sell some or all of their shares through:

  * a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
  * purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
  * ordinary brokerage transactions and transactions in which a broker solicits purchasers.

When selling the shares of Common Stock, and assuming the existence of a public market, the Selling Stockholders may enter into hedging transactions. For example, the selling stockholders may:

  * enter into transactions involving short sales of the shares by broker-dealers;
  * sell shares short themselves and deliver the shares to close out their short positions;
  * enter into option or other types of transactions that require the selling stockholder to deliver shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
  * loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The Selling Stockholders may pay broker-dealers commissions, discounts or concessions for their services. The Selling Stockholders and any broker-dealers involved in the sale or resale of the shares of Common Stock may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, and may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act. In addition to selling their shares under this prospectus, the Selling Stockholders may transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. To comply with the securities laws of some states, if applicable, the shares may be sold in those states only through brokers or dealers. In addition, in some states, the shares may not be sold in those states unless they have been registered or qualified for sale in those states or an exemption from registration or qualification is available and is complied with.

If necessary, the specific Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. The rules and regulations in Regulation M under the Exchange Act provide that during the period that any person is engaged in the distribution (as that term is defined in Regulation M) of our Common Stock, that person generally may not purchase Common Stock. The Selling Stockholders are subject to applicable provisions of the Securities Act of 1933 and Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of our Common Stock by the Selling Stockholders. The foregoing may affect the marketability of our Common Stock.

Future Audit committee

We intend to establish an Audit Committee upon appropriate expansion of our board of directors. The audit committee of our board of directors, if any, will be responsible for reviewing and monitoring our financial statements and internal accounting procedures, recommending the selection of independent auditors by our board, evaluating the scope of the annual audit, reviewing audit results, consulting with management and our independent auditor prior to presentation of financial statements to stockholders and, as appropriate, initiating inquiries into aspects of our internal accounting controls and financial affairs. To date we have not identified or sought additional directors and we are uncertain whether any future candidate will qualify as an "audit committee financial expert" under the federal securities laws.

Future Compensation committee

We intend to establish a Compensation Committee upon expansion of our board and management. All members of our compensation committee will be independent directors. We currently expect that the compensation committee will recommend approval to the full board of the annual compensation budget for all employees, bonuses, grants of stock options and any adoptions or changes to our benefit plans. To date we have neither identified nor sought additional director candidates.

Code of Conduct and Ethics

The  company  has adopted a code of business conduct  and  ethics
applicable   to   our  directors,  officers  and  employees,   in
accordance with applicable federal securities laws and  the  NASD
Rules.

Indemnification of executive officers and directors

We have agreed to indemnify our executive officers and directors for all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having been a director or officer, if (a) they acted honestly and in good faith with a view to our best interests, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

To the extent that our directors, officers and controlling persons are indemnified under provisions that may be contained in our bylaws, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has not entered into any transactions during the last two fiscal years with any director, executive officer, director nominee, 5% or more shareholder or promoter, nor has the Company entered into transactions with any member of the immediate families of the foregoing persons (includes spouse, parents, children, siblings, and in-laws) nor is any such transaction proposed, except for the amended oral agreement between the Company and Mr. Schiffrin described above under "Executive Compensation". Except as set forth below, no transactions have occurred since the beginning of the Company's last fiscal year or are proposed with respect to which a director, executive officer, security holder owning of record or beneficially more than 5% of any class of the Company's securities, or any member of the immediate families of the foregoing persons, had or will have a direct or indirect material interest.


DESCRIPTION OF SECURITIES

The Company's authorized capital consists of 30,000,000 shares of capital stock, of which 29,000,000 shares are classified as Common Stock, $0.001 par value per share, and 1,000,000 shares are classified as undesignated Preferred Stock, $0.001 par value per share. When the spin-off distribution is completed, our Common Stock will beheld by approximately 126 shareholders.

Holders of shares of Common Stock are entitled to one vote per share at all meetings of stockholders. Stockholders are not permitted to cumulate votes in the election of directors. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. In the event of liquidation, dissolution or winding up of the Company, holders of the Common Stock will be entitled to receive on a pro rata basis all assets of the Company remaining after satisfaction of all liabilities. The outstanding shares of Common Stock are duly and validly issued, fully paid and non-assessable.

We are authorized to issue up to 1,000,000 shares of previously undesignated Preferred Stock. Our board of directors is empowered, without stockholder approval, to issue series of Preferred Stock with any designations, rights and preferences as they may from time to time determine. So, Preferred Stock, if issued, could have dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the Common Stock. Preferred Stock, if issued, could be utilized, under special circumstances, as a method of discouraging, delaying or preventing a change in control of our Company.

As  of  the  date  hereof, the Company has outstanding  3,014,350 shares of Common Stock and no shares of Preferred Stock.

Future issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of Preferred Stock might impede an acquisition or other business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of RAI's stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests, or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized capital stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any Preferred Stock.

Voting Rights Control. Each share of authorized Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted and the holders of a majority of the number of outstanding shares will be in a position to control the election of directors, at a general shareholder meeting, and may elect all of the directors standing for election.

Dividend Policy. The Company has never declared or paid a cash dividend on its Common Stock, nor does it have any present intent to do so in the near future. It is anticipated that all earnings will be retained to provide working capital for the implementation of the business plan, until such time as the directors shall, in their sole discretion, declare that the Company's working capital requirements and cash position will permit a cash distribution to stockholders. Stock dividends may be declared, from time to time, in the sole discretion of the board of directors. No such stock dividends have ever been declared and none are anticipated in the foreseeable future.

Registration Rights. On April 13, 2004, International Imaging Systems, Inc. approved a spin-off distribution to its beneficial shareholders of all of the then issued and outstanding RAI common shares, 3,014,350 shares. The spin-off shares are being registered as "held" by the Selling Stockholders. We have agreed to include in this registration statement and prospectus the described 3,014,350 shares. All of the persons who will receive the spin-off shares are included in the table contained under the caption "Selling Stockholders" in this prospectus. The distribution is to take effect upon the effective date of this registration statement. None of such persons are required to sell their shares.

Conflicts of Interest Policies

All future transactions between us and any of our officers and directors must be on terms no less favorable than could be obtained from independent third parties. Our bylaws require that a majority of disinterested directors is required to approve any proposal in which any of our officers or directors has a principal or other interest.

Shares  Eligible For Future Sale. As of October 15, 2005, we  had
--------------------------------
3,014,350 shares of Common Stock outstanding.

Freely Tradeable Shares After Offering. After the full completion of this offering, exclusive of any of the exercise of the Class "A" Warrants, there will be a total of 4,014,350 shares of our Common Stock that will be tradable without restriction under the Securities Act. None of the Company's issued and outstanding shares will be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act. All of the common shares owned by control persons will become eligible for public sale on the Effective Date of this Registration Statement. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities shares for at least one year, including persons who may be deemed our "affiliates," as that term is defined under the Securities Act, would be entitled to sell their respective stock within any three month period, if the number of shares does not exceed the greater of 1% of the then outstanding shares or the average weekly trading volume of shares during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company. A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his shares for at least two years, would be entitled under Rule 144(k) to sell such shares without regard to any volume limitations under Rule 144. The sale, or availability for sale, of substantial amounts of restricted stock issued in the future could, in the further future, adversely affect the market price of the Common Stock and could impair our ability to raise additional capital through the sale of our equity securities or through debt financing. The future availability of Rule 144 to holders of such restricted securities would be conditioned on, among other factors, the availability of certain public information concerning the Company.

Transfer Agent. The transfer agent for our Common Stock is Corporate Stock Transfer in Denver, Colorado, and their telephone number is (303) 282-4800. Their Internet website is available to all of our shareholders at www.corporatestock.com. While we will act as our own transfer (Warrant Agent) for the redeemable Warrants comprising the Units being offered, all issuance and transfer of the common shares that may be issued on the exercise of the Warrants will be effected by our transfer agent.


INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel was hired on a contingent basis to receive a direct or indirect interest in our business that is valued at greater than $50,000. Thomas W. Klash, Certified Public Accountant, has reviewed or audited the financial statements included in this prospectus to the extent and for the periods indicated in his reports thereon.

Changes In And Disagreements With Accountants On Accounting And
Financial Disclosure

The reports of Thomas W. Klash, CPA on Renewable Assets, Inc.'s financial statements for the fiscal years ended December 31, 2003 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles, however the report were modified to include an explanatory paragraph in which the Auditor expressed substantial doubt about our ability to continue as a going concern.

During the years ended December 31, 2003 and 2004, and through the nine months ended September 30, 2005, there were no disagreements with Thomas W. Klash, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to satisfaction of Thomas W. Klash, CPA, would have caused him to make reference to the subject matter of such disagreements in connection with his report on our financial statements for those years.


DISCLOSURE   OF   COMMISSION  POSITION  ON  INDEMNIFICATION   FOR
SECURITIES ACT LIABILITIES

We are authorized in our Certificate of Incorporation and our By-Laws to indemnify our officers and directors to the fullest extent allowed under the provisions of the Delaware General Corporation Law for claims brought against such persons in their capacity as officers and or directors. We may hold harmless each person who serves at any time as a director or officer from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director or officer, and may reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Delaware Statutes. The rights accruing to any person under our by-laws and Certificate of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the bylaws and Certificate of Incorporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


LEGAL MATTERS

Eugene  Michael Kennedy, Esq. of the Law Office of Eugene Michael
Kennedy,  P.A.,  has  rendered an opinion  with  respect  to  the
validity  of  the  shares  of  Common  Stock  covered   by   this
prospectus.


WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the Commission) a registration statement on Form SB-2 under the Securities Act for the Common Stock and the detachable Class "A" Common Stock Purchase Warrants comprising the Units offered under this prospectus. We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by Renewable Assets, Inc. can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional office at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy statements, information statements and other information concerning Renewable Assets, Inc. at the site located at www.sec.gov. This prospectus does not contain all the information in the Registration Statement and its exhibits, which we have filed with the Commission under the Securities Act and to which reference is made.

                 INDEX TO FINANCIAL STATEMENTS

The following financial statements required by Item 310 of Regulation S-B are furnished below:

As of September 30, 2005:
------------------------                                  Page

REPORT ON REVIEW BY INDEPENDENT ACOUNTANT                  33

FINANCIAL STATEMENTS

   Unaudited Balance Sheets                                34

   Unaudited Statements of Operations                      35

   Unaudited Statements of Cash Flows                      36

   Notes to Financial Statements                         37 - 40

As of December 31, 2004:
-----------------------

INDEPENDENT AUDITOR'S REPORT                               43

FINANCIAL STATEMENTS

   Balance Sheet                                           44

   Statement of Operations                                 45

   Statement of Shareholder's Equity                       46

   Statement of Cash Flows                                 47

   Notes to Financial Statements                         48 - 50

As of December 31, 2003:
-----------------------

INDEPENDENT AUDITOR'S REPORT                               53

FINANCIAL STATEMENTS

   Balance Sheet                                           54

   Statement of Operations                                 55

   Statement of Shareholder's Equity                       56

   Statement of Cash Flows                                 57

   Notes to Financial Statements                         58 - 60

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
         A.M.S. MARKETING, INC. -  PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)

                      FINANCIAL STATEMENTS

                            UNAUDITED

                       SEPTEMBER 30, 2005

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
          A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                      FINANCIAL STATEMENTS
                           (UNAUDITED)










                        TABLE OF CONTENTS




Report on Review by Independent Accountant                   1

Balance Sheet                                                2

Statements of Operations                                     3

Statements of Cash Flows                                     4

Notes to Financial Statements                               5-8

           REPORT ON REVIEW BY INDEPENDENT ACCOUNTANT


Board of Directors
Renewable Assets, Inc.
Successor to A.M.S. Marketing, Inc. - Photocopier Division
(A Development Stage Company)
Boca Raton, Florida


I have reviewed the accompanying balance sheet of Renewable Assets, Inc., Successor to A.M.S. Marketing, Inc. - Photocopier Division (A Development Stage Company) as of September 30, 2005, and the related statements of operations and cash flows for the three month and nine month periods ended September 30, 2005 and 2004. These interim financial statements are the responsibility of the company's management.

I conducted my review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note E to the financial statements, the photocopier division of A.M.S. Marketing, Inc. has sustained recurring operating losses and has minimal assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note E. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Thomas W. Klash
Certified Public Accountant
Hollywood, Florida
November 2, 2005

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
          A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                          BALANCE SHEET
                       SEPTEMBER 30, 2005
                           (UNAUDITED)


                             ASSETS

CURRENT ASSETS:
    Cash                                              $   9,124
    Commission Receivable                                 4,400
                                                      ---------

TOTAL CURRENT ASSETS                                  $  13,524
                                                      =========

            LIABILITIES AND SHAREHOLDER'S DEFICIENCY


CURRENT LIABILITIES:
    Accounts Payable                                  $   1,526
                                                      ---------

              TOTAL CURRENT LIABILITIES                   1,526

DUE TO PARENT                                            53,700
                                                      ---------

TOTAL LIABILITIES                                        55,226
                                                      ---------
SHAREHOLDER'S DEFICIENCY:
    Preferred Stock, $.001 Par Value -
        1,000,000 Shares Authorized -
        -0- Shares Issued and Outstanding                    --
    Common Stock, $.001 Par Value -
        29,000,000 Shares Authorized -
        3,014,350 Shares Issued and Outstanding           3,014
    Accumulated Deficit - Development Stage             (44,716)
                                                      ---------
              TOTAL SHAREHOLDER'S DEFICIENCY            (41,702)
                                                      ---------
TOTAL LIABILITIES AND SHAREHOLDER'S DEFICIENCY        $  13,524
                                                      =========


See accompanying notes to financial statements.

                     RENEWABLE ASSETS, INC.
   SUCCESSOR TO A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                    STATEMENTS OF OPERATIONS
          NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                           (UNAUDITED)





                                                                          CUMULATIVE
                               NINE MONTHS ENDED     THREE MONTHS ENDED   DEVELOPMENT
                                 SEPTEMBER 30           SEPTEMBER 30         STAGE
                          ------------------------- ---------------------------------
                             2005         2004         2005        2004        AMOUNTS
                          ----------   ----------   ----------  ----------   ----------
COMMISSION REVENUES       $   15,870   $    5,760   $    4,400  $    2,000   $   69,925

GENERAL AND ADMINISTRATIVE
    EXPENSES                  63,284        3,025       54,268       1,120      210,715
                          ----------   ----------   ----------  ----------   ----------

INCOME (LOSS) BEFORE
    INCOME TAXES             (47,414)       2,735      (49,868)        880     (140,790)

PROVISION (CREDIT) FOR
    INCOME TAXES                  --          410         (315)        132          476
                          ----------   ----------   ----------  ----------   ----------

NET INCOME (LOSS)         $  (47,414)  $    2,325   $  (49,553) $      748   $ (141,266)
                          ===========  ==========   ==========  ==========   ==========

BASIC AND DILUTED EARNINGS
    (LOSS) PER SHARE      $    (.016)  $     .001   $    (.016) $     .000   $    (.047)
                          ===========  ==========   =========== ==========   ==========

WEIGHTED AVERAGE NUMBER
    OF COMMON SHARES
    OUTSTANDING            3,014,350    3,014,350    3,014,350   3,014,350    3,014,350
                          ==========    =========    =========   =========    =========








See accompanying notes to financial statements.

                     RENEWABLE ASSETS, INC.
   SUCCESSOR TO A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                    STATEMENTS OF CASH FLOWS
          NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                           (UNAUDITED)


                                                                          CUMULATIVE
                                                                          DEVELOPMENT
                                                                             STAGE
                                                 2005          2004         AMOUNTS
                                              ----------    ----------    ----------
CASH FLOWS FROM OPERATING
    ACTIVITIES:
        Net Income (Loss)                     $  (47,414)   $    2,325    $ (141,266)
        Adjustments to Reconcile Net Income
            (Loss) to Net Cash Provided by
            (Used In) Operating Activities:
                Commission Receivable             (3,200)       (2,000)       (4,400)
                Accounts Payable                   1,226           500         1,526
                Income Taxes Payable                (476)          410            --
                Officer Compensation Paid by
                    Issuance of Common Stock
                    of Parent Company             48,000            --        48,000
                                              ----------    ----------    ----------
              NET CASH PROVIDED BY (USED IN)
                      OPERATING ACTIVITIES        (1,864)        1,235       (96,140)
                                              ----------    ----------    ----------

CASH FLOWS FROM FINANCING
    ACTIVITIES:
        Proceeds from Borrowings                   5,700            --        33,200
        Repayment of Borrowings                       --            --       (27,500)
        Issuance of Common Stock                      --         3,014        99,564
                                              ----------    ----------    ----------
              NET CASH PROVIDED BY
                  FINANCING ACTIVITIES             5,700         3,014       105,264
                                              ----------    ----------    ----------
NET INCREASE IN CASH                               3,836         4,249         9,124

CASH - Beginning of Period                         5,288            --            --
                                              ----------    ----------    ----------

CASH - End of Period                          $    9,124    $    4,249    $    9,124
                                              ==========    ==========    ==========

SUPPLEMENTAL CASH FLOW INFORMATION:
-----------------------------------

The Company made payments for income taxes of $476.
No interest payments were made.


See accompanying notes to financial statements.

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
           A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                       SEPTEMBER 30, 2005
                           (UNAUDITED)



NOTE A  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -

        Nature of Operations:
           A.M.S. Marketing, Inc. ("AMS") was incorporated in the state of Delaware on July 23, 1998.

           On July 21, 2003, "AMS" acquired 100% ownership of Advanced Imaging Systems, LLC ("AIS"), a privately owned Delaware entity in exchange for 1,200,000 shares of its previously unissued common stock. Prior to the execution of the exchange agreement, the members (owners) of "AIS" purchased a controlling interest in "AMS" from an existing "AMS" shareholder. As a result of the foregoing transactions, the previous owners of "AIS" became the 81.96% owners of "AMS". For accounting purposes, "AIS" is considered to be the acquirer and "AMS" the acquired entity. The business combination was accounted for as a reorganization of entities under common control. No fair value adjustments resulted from the reorganization.

           Prior to the merger, the Company's ("AMS") principal business was the brokerage of pre-owned name brand copy machines from a facility located in Pompano
           Beach, Florida.

           In October, 2003, A.M.S. Marketing, Inc. changed its name to International Imaging Systems, Inc. ("IIS").

           On  December 12, 2003, "IIS" formed Renewable  Assets,
           Inc.,  a  wholly-owned  subsidiary,  to  operate   the
           photocopier division.

           On April 13, 2004, the Board of Directors approved a plan to spin off the Company's photocopy division
           (Renewable Assets, Inc.)

           3,014,350 shares of $.001 par value common stock will be issued to existing shareholders of International Imaging Systems, Inc. in connection with the spin-off upon approval of the transaction by the Securities and Exchange Commission.

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
           A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                       SEPTEMBER 30, 2005
                           (UNAUDITED)



NOTE A  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued -



        Basis of Presentation:
           The  financial statements include the accounts of  the
           predecessor   Company's  photocopier   division.   The
           historical accumulated deficit was eliminated as a result of the reorganization.

        Development Stage:
           The Company's management is in the process of raising working capital, developing a new business plan and exploring various business opportunities. Accordingly, the Company is classified as a development stage company.

        Estimates:
           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of items included in the financial statements. Actual results could differ from those estimates.

        Financial Instruments:
           The   carrying  values  of  accounts  receivable   and
           accounts  payable approximate fair value at  September
           30, 2005.

        Commission Receivable:
           The commission receivable is considered to be fully collectible as of September 30, 2005.

        Commission Revenues:
           The Company recognizes commission revenues as an agent for a principal. As such, commissions are recorded at a fixed rate after the machines are accepted by the ultimate purchaser. The Company locates buyers but does not take possession of, or ship the machines. Selling prices of the machines are determined by the principal, and not the Company. Collection of the sales price and customer returns are the responsibility of the principal.

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
           A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                       SEPTEMBER 30, 2005
                           (UNAUDITED)



NOTE A  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued -

        Advertising:
           Advertising costs are expensed as incurred.

        Earnings or (Loss) Per Common Share:
           Basic and diluted earnings per common share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during the period. Shares issued are considered to be outstanding for all periods presented.


NOTE B  - CONCENTRATION OF RISK -

        Substantially all of the division's revenues are derived from the sale of pre-owned, refurbished photocopy machines through a marketing arrangement with one company. Termination of the marketing arrangement would have a material adverse effect upon the business.


NOTE C  - RELATED PARTY TRANSACTIONS -

        On August 22, 2005, the Company's president received 160,000 common shares of the parent company (International Imaging Systems, Inc.) for services rendered. The accompanying financial statements include $48,000 compensation expense based upon the fair value of the shares.

        The Company received a $5,700 working capital advance from the shareholder (parent company) during 2005.

        Commission expense of $940 was paid to the Company's president during 2004.

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
           A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                       SEPTEMBER 30, 2005
                           (UNAUDITED)



NOTE D  - STOCK OPTION PLAN -

        The Company's 2005 Stock Option Plan (the "Plan") was adopted by the Board of Directors and approved by shareholders on September 15, 2005. The "Plan" provides for the granting of stock options to employees, directors, and consultants.

        Certain awards are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (the "Code"). Other awards granted under the "Plan" are not intended to qualify as incentive stock options under the "Code".

        The total number of shares of the Company's stock that may be issued under the "Plan" may not exceed 2,000,000. The purchase price, exercise date, and expiration date of options to be issued will be set at the time of grant by management.

        As of September 30, 2005, no stock options were granted under the "Plan".


NOTE E  - GOING CONCERN UNCERTAINTY -

        The photocopier division has sustained recurring operating losses in prior years and has minimal assets. These factors raise substantial doubt as to the business's ability to continue as a going concern. Management's plans regarding this uncertainty are to raise additional working capital through the implementation of a successful business plan.

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
         A.M.S. MARKETING, INC. -  PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)

                      FINANCIAL STATEMENTS

                        DECEMBER 31, 2004

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
          A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                      FINANCIAL STATEMENTS





                        TABLE OF CONTENTS




Independent Auditor's Report                                 1

Balance Sheet                                                2

Statements of Operations                                     3

Statements of Shareholder's Equity                           4

Statements of Cash Flows                                     5

Notes to Financial Statements                               6-8

                  INDEPENDENT AUDITOR'S REPORT


The Board of Directors and Shareholders
Renewable Assets, Inc.
Successor to A.M.S. Marketing, Inc. - Photocopier Division
(A Development Stage Company)
Boca Raton, Florida


I have audited the accompanying balance sheet of Renewable Assets, Inc., Successor to A.M.S. Marketing, Inc. - Photocopier Division (A Development Stage Company) as of December 31, 2004, and the related statements of operations, shareholder's equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provided a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Renewable Assets, Inc., Successor to A.M.S. Marketing, Inc. - Photocopier Division as of December 31, 2004, and the results of operations and its cash flows for each of the years ended December 31, 2004 and 2003 in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note D to the financial statements, the photocopy division of A.M.S. Marketing, Inc. has sustained recurring operating losses and has minimal assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note D. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Thomas W. Klash
Certified Public Accountant
Hollywood, Florida
February 15, 2005

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
          A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                          BALANCE SHEET
                        DECEMBER 31, 2004




                             ASSETS

CURRENT ASSETS:
    Cash                                                $ 5,288
    Accounts Receivable                                   1,200
                                                        -------
TOTAL CURRENT ASSETS                                    $ 6,488
                                                        =======

              LIABILITIES AND SHAREHOLDER'S EQUITY


CURRENT LIABILITIES:
    Accounts Payable                                    $   300
    Income Taxes Payable                                    476
                                                        -------
              TOTAL CURRENT LIABILITIES                     776
                                                        -------

SHAREHOLDER'S EQUITY:
    Preferred Stock, $.001 Par Value -
        1,000,000 Shares Authorized -
         -0- Shares Issued and Outstanding
    Common Stock, $.001 Par Value -
        29,000,000 Shares Authorized -
        3,014,350 Shares Issued and Outstanding           3,014
    Retained Earnings - Development Stage                 2,698
                                                        -------
              TOTAL SHAREHOLDER'S EQUITY                  5,712
                                                        -------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY              $ 6,488
                                                        =======







See accompanying notes to financial statements.

                     RENEWABLE ASSETS, INC.
   SUCCESSOR TO A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                    STATEMENTS OF OPERATIONS
             YEARS ENDED DECEMBER 31, 2004 AND 2003
     AND FROM JULY 23, 1998 (INCEPTION) TO DECEMBER 31, 2004

                                                           CUMULATIVE
                                                           DEVELOPMENT
                                     2004       2003      STAGE AMOUNTS
                                   ---------  ---------  --------------
COMMISSION REVENUES                $   6,960  $   4,500    $   54,055

GENERAL AND ADMINISTRATIVE
    EXPENSES                           3,786      8,068       147,431
                                   ---------  ---------    ----------

INCOME (LOSS) BEFORE INCOME TAXES      3,174     (3,568)      (93,376)

PROVISION FOR INCOME TAXES               476       --             476
                                   ---------  ---------    ----------

NET INCOME (LOSS)                  $   2,698  $  (3,568)   $  (93,852)
                                   =========  =========    ==========

BASIC AND DILUTED EARNINGS
   (LOSS) PER SHARE                $    .001  $   (.001)   $    (.003)
                                   =========  =========    ==========

WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING      3,014,350  3,014,350     3,014,350
                                   =========  =========    ==========














See accompanying notes to financial statements.

                              - 3 -

                     RENEWABLE ASSETS, INC.
   SUCCESSOR TO A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
               STATEMENTS OF SHAREHOLDER'S EQUITY
             YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                       RETAINED
                                                                       EARNINGS
                                                                         OR
                                                                       DEFICIT
                                                                     ACCUMULATED
                                  COMMON STOCK         ADDITIONAL      DURING
                                $.001 PAR VALUE         PAID-IN       DEVELOPMENT
                                SHARES      AMOUNT      CAPITAL         STAGE          TOTAL
                              ---------   ----------   ----------    ------------   ----------
BALANCE - December 31, 2002   4,656,200   $    4,656   $   91,894    $   (92,982)   $    3,568

ISSUANCE OF COMMON STOCK
    IN CONNECTION WITH
    MERGER                    1,200,000        1,200       (1,200)          --            --

NET (LOSS) FOR PERIOD             --            --           --           (3,568)       (3,568)

RECLASSIFICATION OF EQUITY
    RESULTING FROM
    REORGANIZATION           (5,856,200)      (5,856)     (90,694)        96,550          --

ISSUANCE OF COMMON STOCK      3,014,350         --           --             --            --
                              ---------   ----------   ----------    -----------    ----------

BALANCE - December 31, 2003   3,014,350         --           --             --            --

PROCEEDS FROM ISSUANCE
    OF COMMON STOCK               --           3,014         --             --           3,014

NET INCOME FOR PERIOD             --            --           --            2,698         2,698
                              ---------   ----------   ----------    -----------    ----------

BALANCE - December 31, 2004   3,014,350   $    3,014   $     --      $     2,698    $    5,712
                              =========   ==========   ==========    ===========    ==========







See accompanying notes to financial statements.

                              - 4 -

                     RENEWABLE ASSETS, INC.
    SUCCESSOR TOA.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                    STATEMENTS OF CASH FLOWS
             YEARS ENDED DECEMBER 31, 2004 AND 2003
     AND FROM JULY 23, 1998 (INCEPTION) TO DECEMBER 31, 2004


                                                                     CUMULATIVE
                                                                     DEVELOPMENT
                                               2004       2003      STAGE AMOUNTS
                                             ---------  ---------  --------------

CASH FLOWS FROM OPERATING  ACTIVITIES:
    Net Income or (Loss)                     $   2,698  $  (3,568)   $  (93,852)
    Adjustments to Reconcile Net
      Income (Loss) to Net Cash Provided
      by (Used in) Operating Activities:
            Accounts Receivable                 (1,200)      --          (1,200)
            Accounts Payable                       300       --             300
            Income Taxes Payable                   476       --             476
                                             ---------  ---------    ----------
              NET CASH (USED IN) OPERATING
                  ACTIVITIES                     2,274     (3,568)      (94,276)
                                             ---------  ---------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuance of Common Stock                     3,014       --          99,564
    Proceeds from Borrowings - Shareholder        --         --          27,500
    Repayment of Borrowings - Shareholder         --         --         (27,500)
                                             ---------  ---------    ----------
              NET CASH PROVIDED BY
                  FINANCING ACTIVITIES           3,014       --          99,564
                                             ---------  ---------    ----------

NET INCREASE (DECREASE) IN CASH                  5,288     (3,568)       5,288

CASH - Beginning of Period                        --        3,568         --
                                             ---------  ---------    ----------
CASH - End of Period                         $   5,288  $    --      $    5,288
                                             =========  =========    ==========

SUPPLEMENTAL CASH FLOW INFORMATION:
----------------------------------

The Company made no payments for
interest or income taxes.









See accompanying notes to financial statements.

                              - 5 -

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
           A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2004



NOTE A  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -

        Nature of Operations:
           A.M.S. Marketing, Inc. ("AMS" or the Company) was incorporated in the state of Delaware on July 23, 1998.

           On July 21, 2003, "AMS" acquired 100% ownership of Advanced Imaging Systems, LLC ("AIS"), a privately owned Delaware entity in exchange for 1,200,000 shares of its previously unissued common stock. Prior to the execution of the exchange agreement, the members (owners) of "AIS" purchased a controlling interest in "AMS" from an existing "AMS" shareholder. As a result of the foregoing transactions, the previous owners of "AIS" became the 81.96% owners of "AMS". For accounting purposes, "AIS" is considered to be the acquirer and "AMS" the acquired entity. The business combination was accounted for as a reorganization of entities under common control. No fair value adjustments resulted from the reorganization.

           Prior to the merger, the Company's ("AMS") principal business was the brokerage of pre-owned name brand copy machines from a facility located in Pompano
           Beach, Florida.

           In  October,  2003,  A.M.S. Marketing,  Inc.  filed  a
           Certificate  of  Amendment  to  change  its  name   to
           International Imaging Systems, Inc. ("IIS").

           On  December 12, 2003, "IIS" formed Renewable  Assets,
           Inc.,  a  wholly-owned  subsidiary,  to  operate   the
           photocopier division.

           On April 13, 2004, the Board of Directors approved a plan to spin off the Company's photocopy division
           (Renewable Assets, Inc.)

           3,014,350 shares of $.001 par value common stock will be issued to existing shareholders of International Imaging Systems, Inc. in connection with the spin-off upon approval of the transaction by the Securities and Exchange Commission.









                              - 6 -

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
           A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2004


NOTE A  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued -

        Basis of Presentation:
           The  financial statements include the accounts of  the
           predecessor   Company's  photocopier   division.   The
           historical accumulated deficit was eliminated as a result of the reorganization.

        Development Stage:
           The Company's management is in the process of raising working capital, developing a new business plan and exploring various business opportunities. Accordingly, the Company is classified as a development stage company.

        Estimates:
           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of items included in the financial statements. Actual results could differ from those estimates.

        Financial Instruments:
           The   carrying  values  of  accounts  receivable   and
           accounts  payable approximate fair value  at  December
           31, 2004.

        Accounts Receivable:
           Accounts  receivable  are  stated  at  net  realizable
           value.   All  accounts  are  considered  to  be  fully
           collectible as of December 31, 2004.

        Commission Revenues:
           In connection with the Company's revenue recognition policy, the Company recognizes commission revenues as an agent for a principal. As such, commissions are recorded pursuant to a predetermined fixed rate, and after the machines are accepted by the ultimate purchaser. The Company locates buyers and is not obligated to take possession of, or fulfill the shipment of the machines sold. Selling prices of the machines sold are determined by the principal, and not  the  Company.  Collection of the sales price  and
           customer  returns  are  the  responsibility   of   the
           principal.








                              - 7 -

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
           A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2004



NOTE A  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued -

        Advertising:
           Advertising costs are expensed as incurred.


        Earnings or (Loss) Per Common Share:
           Basic and diluted earnings per common share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during the period. Shares issued are considered to be outstanding for all periods presented.


NOTE B  - CONCENTRATION OF RISK -

        Substantially all of the division's revenues are derived from the sale of pre-owned, refurbished photocopy machines through a marketing arrangement with one company. Termination of the marketing arrangement would have a material adverse effect upon the business.


NOTE C  - RELATED PARTY TRANSACTIONS -

        Commission expense of $1,740 was paid to the Company's president during 2004.


NOTE D  - GOING CONCERN UNCERTAINTY -

        The photocopier division has sustained recurring operating losses in prior years and has minimal assets. These factors raise substantial doubt as to the business's ability to continue as a going concern. Management's plans regarding this uncertainty are to raise additional working capital through the implementation of a successful business plan.

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
         A.M.S. MARKETING, INC. -  PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)

                      FINANCIAL STATEMENTS

                        DECEMBER 31, 2003

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
          A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                      FINANCIAL STATEMENTS





                        TABLE OF CONTENTS





Independent Auditor's Report                                 1

Balance Sheet                                                2

Statements of Operations                                     3

Statement of Shareholder's Equity                            4

Statement of Cash Flows                                      5

Notes to Financial Statements                               6-8

                  INDEPENDENT AUDITOR'S REPORT


The Board of Directors and Shareholders
Renewable Assets, Inc.
Successor to A.M.S. Marketing, Inc. - Photocopier Division
(A Development Stage Company)
Boca Raton, Florida


I have audited the accompanying balance sheet of Renewable Assets, Inc., Successor to A.M.S. Marketing, Inc. - Photocopier Division (A Development Stage Company) as of December 31, 2003, and the related statements of operations, shareholder's equity and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provided a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Renewable Assets, Inc., Successor to A.M.S. Marketing, Inc. - Photocopier Division as of December 31, 2003, and the results of operations and its cash flows for each of the years ended December 31, 2003 and 2002 in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the photocopy division of A.M.S. Marketing, Inc. has sustained recurring operating losses and has no assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Thomas W. Klash
Certified Public Accountant
Hollywood, Florida
February 15, 2005

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
          A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                          BALANCE SHEET
                        DECEMBER 31, 2003






                             ASSETS

CURRENT ASSETS                                          $     --
                                                        --------
TOTAL CURRENT ASSETS                                    $     --
                                                        ========



              LIABILITIES AND SHAREHOLDER'S EQUITY


CURRENT LIABILITIES                                     $     --
                                                        --------

SHAREHOLDER'S EQUITY:
    Preferred Stock, $.001 Par Value -
        1,000,000 Shares Authorized -
         -0- Shares Issued and Outstanding
    Common Stock, $.001 Par Value -
        29,000,000 Shares Authorized -
        3,014,350 Shares Subscribed                           --
    Deficit Accumulated During Development Stage              --
                                                        --------
              TOTAL SHAREHOLDER'S EQUITY                      --
                                                        --------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY              $     --
                                                        ========











See accompanying notes to financial statements.

                     RENEWABLE ASSETS, INC.
   SUCCESSOR TO A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                    STATEMENTS OF OPERATIONS
             YEARS ENDED DECEMBER 31, 2003 AND 2002
     AND FROM JULY 23, 1998 (INCEPTION) TO DECEMBER 31, 2003


                                                              CUMULATIVE
                                                              DEVELOPMENT
                                        2003        2002     STAGE AMOUNTS
                                     ---------   ---------   -------------
COMMISSION REVENUES                  $   4,500   $   9,000     $  47,095

GENERAL AND ADMINISTRATIVE
    EXPENSES                             8,068      32,140       143,645
                                     ---------   ---------     ---------
NET (LOSS)                           $  (3,568)  $ (23,140)    $ (96,550)
                                     =========   =========     =========

BASIC AND DILUTED (LOSS) PER SHARE   $   (.001)    $ (.007)    $  (.032)
                                     =========   =========     =========

WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING        3,014,350   3,014,350     3,014,350
                                     =========   =========     =========


















See accompanying notes to financial statements.

                     RENEWABLE ASSETS, INC.
   SUCCESSOR TO A.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
               STATEMENTS OF SHAREHOLDER'S EQUITY
             YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                        DEFICIT
                                    COMMON STOCK                      ACCUMULATED
                                  $.001 PAR VALUE       ADDITIONAL      DURING
                               ---------------------     PAID-IN      DEVELOPMENT
                                 SHARES      AMOUNT      CAPITAL         STAGE        TOTAL
                              ----------    --------    -----------   ----------    ---------
BALANCE - January 1, 2002      4,613,900    $  4,613    $  70,787     $  (69,842)   $   5,558

SALE OF COMMON STOCK              42,300          43       21,107          --          21,150

NET (LOSS) FOR PERIOD              --           --          --           (23,140)     (23,140)
                               ---------    --------    ---------     ----------    ---------
BALANCE - December 31, 2002    4,656,200       4,656       91,894        (92,982)       3,568

ISSUANCE OF COMMON STOCK
  IN CONNECTION WITH MERGER    1,200,000       1,200       (1,200)         --            --

NET (LOSS) FOR PERIOD              --           --          --            (3,568)      (3,568)

RECLASSIFICATION OF EQUITY
  RESULTING FROM
  REORGANIZATION              (5,856,200)     (5,856)     (90,694)        96,550         --

ISSUANCE OF COMMON STOCK       3,014,350        --           --            --            --
                               ---------    --------    ---------     ----------    ---------
BALANCE - December 31, 2003    3,014,350    $   --      $    --       $    --       $    --
                               =========    ========    =========     ==========    =========








See accompanying notes to financial statements.

                              - 4 -

                     RENEWABLE ASSETS, INC.
    SUCCESSOR TOA.M.S. MARKETING, INC. - PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                    STATEMENTS OF CASH FLOWS
             YEARS ENDED DECEMBER 31, 2003 AND 2002
     AND FROM JULY 23, 1998 (INCEPTION) TO DECEMBER 31, 2003


                                                                      CUMULATIVE
                                                                      DEVELOPMENT
                                                2003        2002     STAGE AMOUNTS
                                             ---------   ---------  --------------
CASH FLOWS FROM OPERATING  ACTIVITIES:
  Net (Loss)                                 $  (3,568)  $ (23,140)   $  (96,550)
  Adjustments to Reconcile Net (Loss) to]
    Net Cash Used in Operating Activities:
      Accounts Receivable (Increase)
        Decrease                                  --         5,884          --
      Accounts Payable (Increase) Decrease        --          (426)         --
                                             ---------   ---------    ----------
    NET CASH (USED IN) OPERATING
    ACTIVITIES                                  (3,568)    (17,682)      (96,550)
                                             ---------   ---------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of Common Stock                        --        21,150        96,550
  Proceeds from Borrowings - Shareholder          --         5,000        27,500
  Repayment of Borrowings  - Shareholder          --        (5,000)      (27,500)
                                             ---------   ---------    ----------
    NET CASH PROVIDED BY FINANCING
    ACTIVITIES                                    --        21,150        96,550
                                             ---------   ---------    ----------

INCREASE (DECREASE) IN CASH                     (3,568)      3,468          --

CASH - Beginning of Period                       3,568         100          --
                                             ---------   ---------    ----------

CASH - End of Period                         $   --      $   3,568    $     --
                                             =========   =========    ==========











See accompanying notes to financial statements.

                              - 5 -

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
           A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2003



NOTE A  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -

        Nature of Operations:
           A.M.S. Marketing, Inc. ("AMS" or the Company) was incorporated in the state of Delaware on July 23, 1998.

           On July 21, 2003, "AMS" acquired 100% ownership of Advanced Imaging Systems, LLC ("AIS"), a privately owned Delaware entity in exchange for 1,200,000 shares of its previously unissued common stock. Prior to the execution of the exchange agreement, the members (owners) of "AIS" purchased a controlling interest in "AMS" from an existing "AMS" shareholder. As a result of the foregoing transactions, the previous owners of "AIS" became the 81.96% owners of "AMS". For accounting purposes, "AIS" is considered to be the acquirer and "AMS" the acquired entity. The business combination is was accounted for as a reorganization of entities under common control. No fair value adjustments resulted from the reorganization.

           Prior to the merger, the Company's ("AMS")principal business was the brokerage of pre-owned name brand copy machines from a facility located in Pompano
           Beach, Florida.

           In  October,  2003,  A.M.S. Marketing,  Inc.  filed  a
           Certificate  of  Amendment  to  change  its  name   to
           International Imaging Systems, Inc. ("IIS").

           On December 12, 2003, "IIS" formed Renewable Assets, Inc., a wholly-owned subsidiary, to operate the photocopier division. Common shares subscribed to by the parent company were paid for on June 30, 2004.

           On April 13, 2004, the Board of Directors approved a plan to spin off the Company's photocopy division.

           3,014,350 shares of $.001 par value common stock  will
           be   issued   to   existing  "IIS"   shareholders   in
           connection with the spin-off.









                              - 6 -

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
           A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2003



NOTE A  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued-

        Basis of Presentation:
           The financial statements include the accounts of the predecessor Company's photocopier division. The historical accumulated deficit was eliminated as a result of the reorganization. The Company's photocopier division had no sales in the fourth quarter of 2003.

        Development Stage:
           The Company's management is in the process of raising working capital, developing a new business plan and exploring various business opportunities. Accordingly, the Company is classified as a development stage company.

        Estimates:
           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of items included in the financial statements. Actual results could differ from those estimates.

        Commission Revenues:
           In connection with the Company's revenue recognition policy, the Company recognizes commission revenues as an agent for a principal. As such, commissions are recorded pursuant to a predetermined fixed rate, and after the machines are accepted by the ultimate purchaser. The Company locates buyers and is not obligated to take possession of, or fulfill the shipment of the machines sold. Selling prices of the machines sold are determined by the principal, and not  the  Company.  Collection of the sales price  and
           customer  returns  are  the  responsibility   of   the
           principal.

        Advertising:
           Advertising costs are expensed as incurred.

        (Loss) Per Common Share:
           Basic and diluted (loss) per common share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during the period. Shares subscribed are considered to be outstanding for all periods presented.






                              - 7 -

                     RENEWABLE ASSETS, INC.
                          SUCCESSOR TO
           A.M.S. MARKETING, INC. PHOTOCOPIER DIVISION
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2003



NOTE B  - GOING CONCERN UNCERTAINTY -

        The photocopier division has sustained recurring operating losses and has no assets. These factors raise substantial doubt as to the business's ability to continue as a going concern. Management's plans regarding this uncertainty are to raise additional working capital through the implementation of a successful business plan.


NOTE C  - CONCENTRATION OF RISK -

        Substantially all of the division's revenues are derived from the sale of pre-owned, refurbished photocopy machines through a marketing arrangement with one company. Termination of the marketing arrangement would have a material adverse effect upon the business.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our By-Laws and Certificate of Incorporation provide that we may indemnify and hold harmless each person who serves at any time as a director or officer from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director or officer, and may reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Delaware Statutes. The rights accruing to any person under our bylaws and Certificate of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the bylaws and Articles of Incorporation. Insofar as indemnification for liabilities for damages arising under the Securities Act of 1933, (the "Securities Act") may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this Registration Statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the Selling Stockholders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the U.S. Securities and Exchange Commission registration fee, are estimates.



SEC registration fee                   $       728.54
Accounting fees and expenses                 2,500.00
Legal fees and expenses                     20,000.00
Printing expenses                            1,200.00
Federal Taxes                                     -0-
State Blue-Sky Registration                  2,500.00
Transfer Agent Fees                          1,500.00
Miscellaneous                                2,500.00
                                       --------------
                            Total      $    30,928.54
                                       ==============


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

From inception on December 12, 2003, as a wholly owned subsidiary corporation, through October 15, 2005 we issued 3,014,350 shares of our Common Stock to our parent/founder, International Imaging Systems, Inc. ("IIS"). All of those shares were issued pursuant to exemption available under Sections 3 and 4(2) of the Securities Act, as non-public transactions, effected without the use of an underwriter or the payment of any commission or fee to anyone.

ITEM 27. EXHIBITS

A. INDEX TO EXHIBITS

(3)    Certificate of Incorporation and By-Laws
(4) Instruments defining the rights of security holders, including indentures.
(5)    Opinion of Counsel
(10)   Material Contracts
(14)   Code of Ethics
(23)   Consent of Experts



B. DESCRIPTION OF EXHIBITS

Exhibit No.    Description
-----------    -----------

   3.1         Certificate of Incorporation of Renewable Assets,
               Inc. - December 12, 2003, as filed July 12, 2005 with our Form 10-KSB and incorporated herein by reference.

   3.3         Bylaws of Renewable Assets, Inc. - December 13,
               2003, as filed July 12, 2005 with our Form 10-KSB and incorporated herein by reference.

   4.1         Specimen Stock Certificate - as filed July 12,
               2005, with our Form 10-KSB and incorporated herein by reference.

   4.2         Specimen Agreement - Redeemable Class "A" Common
               Stock Purchase Warrant - filed herewith.

   5.1 Opinion of counsel as to legality of securities being registered - filed herewith.

  10.1 2005 Stock Plan - September 15, 2005 - filed herewith.

  10.2 Marketing Service Agreement - Office Furniture Warehouse, Inc. Sun Coast Imaging Systems, Inc. and International Imaging Systems, Inc. dated December 1, 2003 as filed July 12, 2005 with our Form 10-KSB and incorporated herein by reference.

  10.3 Amendment to the Terms of the Oral Agreement among Renewable Assets, Inc. and Alfred Schiffrin
               - filed herewith.

  14.1         Officers' Code of Ethics - filed herewith.

  23.1         Independent Auditor's Consents - filed herewith.

  23.2         Consent of Counsel (included in Exhibit  5.1)
               - filed herewith.

ITEM 28. UNDERTAKINGS

A.   Rule 415 Offering

We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To  include  any  prospectus required  by  Section
          10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to
          such   information   in  the  registration   statement.
          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be
          included   in  a  post-effective  amendment  by   those
          paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of
          the   Securities  Exchange  Act  of   1934   that   are
          incorporated   by   reference  in   this   registration
          statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. We hereby request the acceleration of the Effective Date hereof.

Insofar as indemnification for liabilities arising under the Securities Act of 933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Boca Raton, Florida, on November 3, 2005.

                               Renewable Assets, Inc.



                               By:/s/Alfred M. Schiffrin
                                  -------------------------------
                                  Alfred M. Schiffrin
                                  Chief Executive Officer
                                  Chief Financial Officer